Summit Executive Center

This Agreement is made between Summit Executive Center ("Summit") and Marij Agricultural, Inc. ("Client") The beginning date of this services agreement is May 21, 2014 and this Agreement is for a term of (12) twelve full calendar months ending on November 30, 2014

USE OF OFFICE: During the term of this Agreement, Client may have use of: (Official Mailing Address)

Mari/ Agricultural, Inc. 13575 58th St. North #138 Clearwater, FL 33760-3721 Phone Number TBA

Client will pay total monthly fees of $ 835.22, plus any incidental charges. Total Fees are payable to Summit in advance, and are DUE ON THE FIRST DAY OF THE MONTH WITHOUT NOTICE: If not paid by the 5th of the month, Client will pay a late charge of 10% of total fees, or $10 whichever is greater. In the event that Client becomes a client at large or sufferance, Client agrees to pay Total Fees at 133% of the month preceding the end of the mutually agreed upon term.

PAYMENT UPON EXECUTION: Submission of this instrument for examination does not constitute a reservation of or option for the office on the part of Summit. This agreement becomes effective only upon execution by both Summit and Client and the following funds being paid to Summit by the Client: all six months service agreement fee, a refundable retainer equal to a one month Service Agreement fee plus refundable key deposit and a one-time set-up fee for interne, telephone, furniture and signage if applicable for a total of $ 6,313.50. With the execution of this agreement, Client will maintain a Refundable Retainer as mentioned above with Summit, equal to one month's Total Fees, which also shall serve as security for the full and faithful performance of each and every term, condition, covenant and provision of this agreement. Client agrees that the Refundable Retainer shall be forfeited in the event Client terminates the Agreement prematurely. In the event Client defaults on the performance of any of the terms hereof or does not accept or abandons the office, Summit may use, apply or retain the whole, or any part, of the Refundable Retainer for the payment of any fees accrued by Client hereunder. If Client shall, at the end of the Term, have fully and faithfully complied with all of the terms and provisions of this agreement, the Refundable Retainer, or any balance thereof, shall be returned to Client within sixty days of the Termination Date. It is agreed that Client shall pay a reasonable charge for painting (not to exceed $400) and cleaning (not to exceed $200) each office occupied less than 12 months by Client and that Summit may utilize the Refundable Retainer to offset such charge. Client shall not be entitled to interest on the Refundable Retainer and same need not be kept separate and apart.

INCLUDED SERVICES: Client shall have 24/7 Access to the building subject to a Client specific key code and monitored, recorded video surveillance as well as use of the following services during Weekdays from 9:00 a.m. to 5:00 p.m., excluding Holidays, at no additional charge: the exclusive and private use of Office Number 138 furnished with appropriate Summit furniture, wired Internet access, one Summit VoIP telephone (for internal calls, paging and security); additional Telephone services, if any, are in Telephone Service Exhibit, lobby receptionist service, incoming mail and package handling, janitorial services and usual and customary electricity and water, as well as eight (16) hours of conference room access per month and unlimited parking for Client and Client's guest(s). Any conference room usage above the 16 hours per month will be purchased by Client at a discounted rate. Client may carry over any unused amount of conference room time.

All components of the telecommunications package including any telephone numbers used by Client will remain at all times the property of Summit. Client will acquire no rights to the components beyond the term specified by Summit. If Client wishes to retain Client's phone number should Client choose to terminate this agreement, Client will be responsible for all fees and paperwork required to port Client's number elsewhere. Client will also pay to Summit a sum equal to the amount required for Summit to acquire a replacement phone number from Summit's provider. In the event that any toll fraud is traceable to tele-communications services employed by Client, Client will reimburse Summit for all charges associated with the fraud. This may include, but is not limited to, unauthorized use of telephone lines or Internet. Consideration will be given to reassign telephone number to Client upon satisfactory disposition of final billing.

The Summit Building's Telephone Service runs over fiber, has priority over data and QOS is guaranteed. Summit will perform any and all remedial maintenance under Summit's standard business day, i.e., 9:00 am to 5:00 pm, Monday - Friday, Summit holidays excluded. Summit will respond to claims for major failures (i.e., failures that materially affect the operation of the equipment

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determined by Summit within four (4) hours of notification, Summit will respond to minor failures within twenty-four (24) hours of notification. If repairs are necessitated by Client's misuse or abuse, the repair charges will be billed to Client's account. Client is not authorized to order any repairs or to make any repairs itself.

Summit will provide Internet service to Client via a fiber optic, local area network (LAN) through a private VLAN. Client agrees to protect the integrity and security of the LAN by installing and maintaining virus protection on each of its computers. It is the responsibility of Client to have sufficient understanding of computer network and virus issues or Client shall employ a consultant for such purposes. It is not Summit's responsibility to protect Client from spammers, hackers and viruses. If Summit discovers that Client's computers have been infected or corrupted by such outside threats, Summit will disconnect Client from the VLAN and, if necessary, retain an IT consultant to undertake whatever repairs are required as a result of Client's negligence on these matters. In such case, Summit will bill Client for the full amount plus 20% of the IT Consultant's charges. If Client intends to use the internet for "intense" applications, Client will notify Summit of its intention and the amount of bandwidth required. Summit will provide additional bandwidth to Client at market rates. Summit reserves the right to "throttle" Client's internet usage if it becomes excessive.

DAMAGE: Client shall not damage or deface the walls, floors, or ceilings or make or suffer to be made any waste, obstruction or unlawful, improper or offensive use of the Office or the common areas. Client shall not cause damage to any part of the Building or the property of Summit or disturb the quiet enjoyment of any other Client in the Building. Client further agrees to utilize a Summit provided plastic chair mat normally used to protect carpet. Damage to the carpet from failure to use a chair mat shall not be considered normal wear and tear and Client shall be responsible for such damages, including but not limited to, the cost of replacement of the entire carpet in the Office.

The Client hereby indemnifies and agrees to hold Summit harmless from and against any and all damage, loss, cost and expense of any nature, whether to the office or to the building, or any part thereof, or to Summit or to other clients in the Building resulting from any act of neglect of the Client or of the Client's guests, agents, or employees. Summit may, at Summit's option, repair any such damage to the office or the building and restore the office to the condition required. Client shall, upon demand by Summit, reimburse Summit for the total cost of such repairs plus a sum equal to fifteen (15%) percent of such cost to cover the overhead of Summit.

In the event that any property belonging to Client is forgotten or left behind in the office after the end of the Agreement or upon Client vacating the space prematurely, Summit shall have the right to destroy or otherwise dispose of such property as it sees fit. Summit may charge to the Client the cost for the removal of such property.

COMPETING SERVICES: Client will not sell any goods or perform any services in competition with Summit.

ALTERATIONS: Client will not make any "major" alterations to its office unless it obtains prior written approval from Summit. Approval may be conditioned on (a) agreement that improvements will remain the property of the Summit, even at the termination of Client's Agreement; (b) Client making deposit; (c) agreement by Client that it will return the office to its original condition when it vacates; or (d) some combination of conditions (a), (b), and (c).

SUBLEASE: This Agreement is not a lease or a rental agreement. Client may not sublease, assign or encumber the office used.

PROSELYTIZING SUMMIT EMPLOYEES: Understanding that finding, hiring, and training employees are time-consuming and expensive processes, Client agrees that it will not, during the term of this Agreement or within one year afterwards, hire or "place" any person who has been an employee of Summit within six months prior to the time they are hired by Client. If Client violates this paragraph, it will be liable to Summit for liquidated damages in an amount equal to six months' wages of the employee, at the rate Summit last paid that employee.

COMPLY WITH THE LAW: You must comply with all relevant laws and regulations in the conduct of Client's business. Client must do nothing illegal. Client must not do anything that may interfere with the use of the building by Summit or by others, cause any nuisance or annoyance, or increase the insurance premiums Summit have to pay or cause loss or damage to Summit or to the owner of any interest in the building. Client acknowledge that (a) the terms of the forgoing sentence are a material inducement to Summit for the execution of Client's agreement and (b) any violation by Client of the foregoing sentence shall constitute a default by Client hereunder, entitling Summit to terminate Client's agreement or exercise any default remedy enumerated below.

INSURANCE: It is the Client's responsibility to arrange insurance for the property that Client brings into the building and for any liability to employees and to any third parties associated with Client.

PERSONAL PROPERTY DAMAGE: Summit is not liable for any damage to personal property owned by Client, its guests, customers, Client's invitees or visitors, unless the damage is caused by Summit's own negligence or that of Summit's employees.

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PERSONAL INJURY: Summit is not liable for personal injury suffered by Client, Client's guests, customers, invitees or visitors, unless the injury is caused by Summit's own negligence or that of Summit's employees.

CONVERSION: If Client vacates the premises and leaves behind any personal property of any kind, that property will be considered abandoned by Client. If Client defaults in the payment of sums due to Summit and Summit changes the locks, removes Client's property, or otherwise denies Client access to the office, Summit will not be guilty of conversion.

INDEMNITY: If a claim is made against Summit because of some action or inaction of Client or Client's guests, customers, invitees or visitors, Client will indemnify Summit and hold it harmless from those claims. This indemnity includes not only the amount of any such claim, but also all reasonable costs in investigating and defending those claims. Further, in the event that any of Summit's employees travel off-premises at the request of Client and that travel results in damages or exposes Summit to liability, then Client will indemnify Summit and hold it harmless from any such claims or damages. This indemnity includes not only the amount of any such claim, but also all reasonable costs in investigating and defending those claims.

EXCLUSIVITY: Summit has the right to enter Client's office for maintenance, safety, cleaning, showing the office to prospective clients, and in the ordinary course of providing services requested by Client.

WAIVER: If Summit allows any default or variance in this Services Agreement, it will not constitute a waiver of its rights. No matter how many times Summit allows the default, variance or a variety of defaults or variances by Client or others, it may still, without advance notice, require strict adherence to this Services Agreement or prohibit future variances.

RENEWAL: Upon the end of the Term, or any extension thereof, the term of this Agreement shall be automatically extended for the same period of time as the initial term, upon the same terms and conditions as contained herein, unless either party notifies the other in writing to the contrary at least 60 days prior to the termination date.

Upon each anniversary date of the original Services Agreement or subsequent amendment, whether during the initial Term or as extended as provided herein, the total monthly fees shall be automatically increased by five percent (5%) of the total fees of the month preceding the anniversary date.

MAIL FORWARDING: After termination expiration of this Agreement, it is Client's responsibility to make arrangements for the forwarding of all mail with the U.S. Postal Service.

EVENTS OF DEFAULT: The following are Events of Default:

a)  Charges becoming past due;

b)  Default in any other terms of this Services Agreement, but only if Summit gives Client written notice of the default, and Client fails to cure the default within five (5) days of the notice.

REMEDIES: On default, Summit may choose any or all of the following remedies:

a)  Terminate this Agreement;

b)  Accelerate the Fixed charges, and demand all sums due immediately;

c)  Take possession of all property in Client's office or stored by Client on the premises and store it, at Client's expense, until full satisfaction of any past due amount, lien or judgment owed to Summit;

d)  Deny Client access to the office and deny use of any of services; and

e)  Any other remedies allowed by law, including requiring payment of any and all attorney's fees, pre and post judgment interest on amounts past due, court and service fees, expenses incurred by attorneys and any other reasonable costs incurred by Summit as a result of the default, including reinstatement fees, collection fees and costs associated with travel.

OTHER CONSEQUENCES OF DEFAULT: In the event of default, Summit may immediately cease providing Client with any or all services, including telecommunications services and Internet access.

SUMMIT'S AGENTS: The only persons who have authority to act for Summit and to bind Summit are the managers of Summit as designated by Workspace Holding Corp, a Florida corporation. Until and unless written notice is received from Workspace Holding Corp's Chief Executive Officer, no one else has any authority to act on behalf of Summit.

NOTICES: Notices to the Client should be sent to the address of the office used by Client in the Summit Building as designated above. Notices to Summit must be sent to: Summit Management 13575 58th Street North #200, Clearwater, FL 33760. Notice must be by personal delivery, email, or certified mail and receipt must be acknowledged or receipted in writing.

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PERSONAL GUARANTOR: Personal Guarantor is liable for all sums due under this Agreement, any extensions, any amendment executed contemporaneously with this agreement, and for any other sums due from Client to Summit, no matter when or how incurred. Summit does not have to attempt collection from Client before proceeding directly against Guarantor. Guarantor will not be released unless Summit specifically releases Guarantor in writing and signed by an agent of Summit.

RETURNED CHECK: If, for any reason, a check is returned, Client will pay an additional charge of $35.00 per returned check. For the purposes of calculating late charges or events of default, if a check is returned, it will be as if the payment represented by the check had never been made.

ESTOPPEL CERTIFICATES: Upon written request, Client agrees to furnish Summit and/or any subsequent lender holding a mortgage with an estoppel certificate stating that Client is in possession of the Premises, is paying any and all fees in accordance with the terms of this Agreement, knows of no offsets or defenses against Summit, except as set forth in such estoppel certificate, and such other information as reasonably requested.

SUBORDINATION: This Agreement, the estate created thereby, and all right, title and interest of Client in, to and under this Agreement or the Premises are hereby subjected and subordinated and shall remain in all respects subject, subordinate and junior, to the lien, operation and effect of the Mortgage of any Lender of Summit, as fully and with the same effect as if the Mortgage had been duly executed and recorded, and the indebtedness secured thereby had been fully disbursed prior to the execution of this Agreement or the possession of the Premises by Client. The provisions of this section shall be self-operative and shall apply with equal force and effect to any and all modifications of the Mortgage or of any other documents evidencing or securing the loan, and to any restructuring of the indebtedness evidenced or secured by the Mortgage or any such other loan documents, but Client will execute and deliver any additional instruments as may be reasonably required to evidence such atonement.

ALL PARTIE ATTACHED EXHIBIT"

Summit:

Clien

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Summit

Executive Center

EXHIBIT A: RULES AND REGULATIONS These Rules and Regulations are subject to amendment by Summit at any time.

1. Normal Building Hours are from 9:00 am to 5:00 pm, Monday through Friday excluding Holidays.

2.   Summit reserves the right to exclude loiterers, vendors, solicitors, and peddlers from the Building and to require registration of satisfactory identification or credentials from all persons seeking access to any part of the Building outside normal business hours. Summit will exercise its best judgment in the execution of such control but shall not be liable for the granting or refusal of such access.

3.   The sidewalks, entry passages, corridors, halls, elevators, and stairways shall not be obstructed by clients or used by same for other than those of ingress and egress. Only authorized custom made door signs are permitted on the outside of the office. No paper signs or business cards will be allowed.

4.   The floors, skylights and windows that reflect or admit light into any place in the Building shall not be covered or obstructed by clients.

5.   Restroom facilities and other water apparatus shall not be used for any other purpose other than for which they were constructed and intended. No rubbish or other obstructing substances shall be disposed inappropriately. The expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by the Client involved whether such damage was the fault of that Client directly or that Client's officers, employees, agents, patrons, customers, licensees, visitors, or invites

6.   Clients shall not injure, overload or deface the Building, the woodwork, or the walls of the Premises, nor carry on upon the Premises any noxious, noisy, or offensive business, nor store in the Building or on the Premises any flammable or odorous materials.

7.   Client, its officers, agents, employees, patrons, customers, licensees, invites, and visitors shall not solicit in the building, parking facilities or common areas, nor shall Client distribute any handling or other advertising matter in or upon automobiles parked in the Building's parking facilities.

8.   Summit will not be responsible for lost or stolen property, equipment, money, or any article taken from the Premises, Building or parking facilities, regardless of how and when such loss occurs.

9.   The Client shall not put additional locks or latches upon any door without Summit's approval.

10.   Summit will provide and install all required letters or numerals at office entry, the cost of which shall be reimbursed or paid by Client. All such letters and numerals shall mirror the standard graphics for the Building and no other lettering or numbering shall be used or permitted on the Premises without Summit's prior written consent.

1. PHOTOCOPIES: (Price per copy determined by monthly volume)

Black and White < 500 > 500 Color: < 500 > 500

Do it yourself .11 each .10 each .53 each .43 each

Summit Staff does it < 500 > 500 Color: < 500 > 500

for you. .14 each .13 each .59 each .49 each
All scans are .10 each

"--"\ 2. OUTGOING MAIL: Cost + 10%

Initialed:

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3. CONFERENCE ROOMS: Geneva, Cancun, Glassboro and others are available on first come basis for Summit clients.

Summit

Executive Center

EXHIBIT B: SUMMIT BILLING INFORMATION

Company Name: a AALZA/ ,Srit'SL.04 azi 116 iet c urn) A,4-e,i

64-olt‘ AL) SC-c, A

Address:

A/P Contact Name: #

A/P Phone #: 727 —1/ 9 02 o S _______________________ E-mail P& T, (.1.7 7;44VA-64/ Co en

Occupants Name: KUL—k‹,- P&11.1.1 LE 0 CAA/co

E-mail_______________________________________________________ Cell Phone_________________________________________________

Present Home Address: 2 8:1(' Cr PPE- 1/44K A __

City/State/Zip: A E'er/ #AALog-, FL. ,.?(It

Emergency Contact Name: bizt?$16 PeozT-lue- Phone#: - 3 Yss-

Relationship: _______________________

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Summit

Executive Center

EXHIBIT C: TECHNOLOGY EXHIBIT

The Summit Building's Telephone Service runs over fiber and Quality of Service (QOS) is guaranteed. Voice has been programmed to have priority over data. It is Summit's responsibility to maintain all telephone instruments and telephone connectivity in good working order. If connectivity is disrupted due to negligence on the part of Client, Client will be obligated to pay a reconnection fee of $100 per hour, 1/2 hour minimum and in 'A hour billing increments.

Summit will perform any and all remedial maintenance under Summit's standard business day, i.e., 9:00 am to 5:00 pm, Monday - Friday, Summit holidays excluded. Summit will respond to claims for major failures (i.e., failures that materially affect the operation of the equipment as determined by Summit) within four (4) hours of notification. Summit will respond to minor failures within twenty-four (24) hours of notification. If repairs are necessitated by Client's misuse or abuse, the repair charges will be billed to Client's account. Client is not authorized to order any repairs or to make any repairs to Summit hardware itself.

When providing access to the Internet, Summit's responsibility is to provide service to Client via a fiber optic, local area network (LAN) through a private VLAN, to a jack in Client's office. Summit can provide switches and CAT V wiring. It is Client's responsibility to configure and maintain the computer's ability to access the Internet. If a public IP address and router is necessary, Summit will provide the IP Address. However, Client will be responsible for providing and programming the router and guaranteeing that it is secured. If Summit determines that Client's router is open and/or unsecured, Summit has the authority to hire an IT Consultant and invoice Client at the Consultant's hourly rate plus 20%.

Client agrees to protect the integrity and security of the LAN by installing and maintaining virus protection on each of its computers. It is the responsibility of Client to have sufficient understanding of their computer network and virus issues or employ a consultant for such purposes. It is not Summit's responsibility to protect Client from spammers, hackers and viruses. If Summit discovers that Client's computers have been infected or corrupted by such outside threats, Summit will disconnect Client from the VLAN and, if necessary, retain an IT consultant to undertake whatever repairs are required as a result of Client's negligence on these matters. In such case, Summit will bill Client for the full amount plus 20% of the IT Consultant's charges.

If Client or a member of Client's staff insists that Summit's staff diagnose or repair Internet issues, if the issue was caused by Summit's negligence, equipment failure or Summit's service provider's lack of connectivity, there will be no charge to the Client. If the issue was due to Client's inability to diagnose or repair issues that are/were Client's responsibilities, Client will be invoiced at $100 per hour, 1/2 hour minimum and 'A hour increments for a technician of Summit's choosing to make the necessary repairs.

If Client intends to use the internet for "intense" applications, Client will notify Summit of its intention and the amount of bandwidth required. Summit will provide additional bandwidth to Client at agreed upon market rates Summit reserves the right to "throttle" Client's internet usage if it becomes cessive.

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AGRICULTURAL, /N4C.,

May 21, 2014

Summit Executive Suites 13575 58th Street North Clearwater, FL. 33760

RE: Suite 138

To Whom It May Concern,

Marij Agricultural, Inc. 15500 George Blvd. Suite A

Clearwater, Florida 33760

Below are the terms that were agreed upon today, May st,/ 014, for occupancy.

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1)  The lease will be a 6 month lease (prorated for 1i s n May) at a rate of $775.00 monthly or $4,844 paid in full plus tax and one month refundable security deposit which include cleaning service, free coffee and bottled water for our guests and all i electric & janitorial services for suite 138.

2)  Marij Agricultural, Inc. will get 16 hours (Included in the lease at no charge) of conference room usage in any one of the 8 rooms provided. Any unused portion will be rolled over and accumulated for the future months. If Marij Agricultural, Inc. uses all 16 hours and any accumulated roll over time for any one month, the rate will be $25 - $40 plus tax hour for a iti

......... .. ,,, 4./2ts (2.. N \

3)  Marij Agricultural, Inc. will get all matching furniture for the 2 office suites which would include 2 desks eacV a la e back chair and 2 front chairs, a conference table with 4 matching chairs, 1 large book cases, 1 small book case with plant on top 2 trash cans and 2 large green silk plants.

4)  Marij Agricultural, Inc. will get free hard wired high speed Internet into suite #138.

5)  Marij Agricultural, Inc. will get one PO Box #138 with a refundable deposit for the key provided.

6)	Marij Agricultural, Inc. will be provided with one entry keys for suite 138 and can make additional keys at their expense.
7)	Marij Agricultural, Inc., at their option, can lease monthly phone lines at a cost of $49.95 plus $10 per hand set and $39.95 for full, live answering services, plus tax.
8)	After 4 full months (Oct ft 2014) the landlord with notify us in writing about renewal. Marij will be provided the option to renew for an additional six months at the same rate of $775 plus tax per month or $785 per month for a 3 month lease or 95 on a month to mp kh basis going forward beginning Dec. 1St 2014.
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Exhibit A

		Qty 1	Monthly Recurring Charges $ 722.55	Refundable Retainer	One-Time Fees & Total Due Prior to Moving In

Rent Amount
Sales Tax Rent			$ 50.58
Total Monthly Rent/Std. Furniture with Tax			$ 773.13
Technology Package Internet (Bright House 15 mbps Hardwired Fiber Circuit)	---	— ,
Internet Usage Fee (12 Month Agreement) $ 49.95 Internet Usage Fee (6 Month Agreement) 52.45 Internet Usage Fee (3 Month Agreement) $ 54.95 Internet Usage Fee (Month to Month Agreement) 57.95	Taxable Taxable	0 1 .	$ -
			$ 52.45 -
	Taxable	0
	Taxable	0	-
Internet Sub-total			52.45
Telecommunications Sales Taxes Telephone Line and Usage Packages (VOIP/SIP Internet Trunking)			9.65

Exhibit D (including Taxes) r		1	$ -
Total Monthly Technology Package			62.10
	Taxable Taxable '	0
Additional Office Furniture Rentals
Desk & Chair & Floor Mat $ 20.00 Conference Table with 3 Guest Chairs $ 15.00			$ -
		0 :	$
File Cabinet or (2) Guest Chairs $ 10.00	Taxable	0	$ -
Sales Tax on Furniture Rental
Total Monthly Furniture Rental Package with Taxes			$
				$
773.13 Refundable Retainer Rent (with Tax) Refundable Retainer Technology Package (with Tax)
			•	$ 62.10
Refundable Retainer Additional Furniture Rental Fees (with Tax)			:	$ -
Refundable Key Retainer $ 19.95		2	•	$ 39.90

Office Preparation, Technology Connection & Telephone Programming Fees					$ 125.00 $ - $
Office Maintenance and/or Telephone Line and Internet Relocation Fee $ 79.95 One-Time Set-Up Fee $ 125.00 Total Preparation and Installation Fees Other One-Time Charges	Non-Taxable Non-Taxable	0 1

Technical Support for installation (/Hr) $ 79.95	Non-Taxable	0
One-Time Admin Fee for Porting 79.95	Non-Taxable	0
Total Fees		0 1	$ 835.22 1	$ 875.12 1	$ 1,835.35

Discounts & Promotions .

on.awrv-)	TOT AL--- 1/t/ e, 3/ 3, 9-c)

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As a follow-up to our conversation this afternoon, MariJ Agricultural, Inc. would like to terminate our lease agreement with Summit Executive Center effective immediately per our addendum to the contract on a month to month basis. This will serve as our 60 day notice to relocate being completely moved out by December 31, 2015.

The team at MariJ Agricultural, Inc. would like to thank you for your professionalism and support during our stay at the Summit Executive Center.

ick P rtile

President/CEO

13575 58th Street Suite 138

Clearwater, FL 33760 rick@marijinc.com (727) 492-4208 tel

We embrace the powerful idea that every footstep matters. We remain dedicated to building a profitable and sustainable 21st century corporation...that is a worthy investment for our shareholders, a good environment for our employees, and independent contractors, a respectable company in our communities, and a noble steward of our planets resources
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G & R Realty
8122 Dukes Wood Court • Bradenton, FL 34201
Tel: 941/355-0105
Gander2808@comcast.net

COMMERCIAL LEASE

THIS COMMERCIAL LEASE made and executed this 2$ day of_________________ , 2015 by and between G & R Realty, LLC, a Florida limited liability company whose address is 8122 Dukes Wood Court, Bradenton, Florida 34201, hereinafter called "Lessor" and Tropiflora LLC, whose mailing address is 13575 58th Street, Suite 138, Clearwater, Florida 33760, hereinafter called "Lessee", for and in consideration of the rents to be paid hereunder, the mutual promises and covenants contained herein, and for other good and valuable consideration, Landlord and Tenant, each intending to be legally bound, hereby covenant and agree as follows:

WITNESSETH:

1.           A. Grant of Lease. That Lessor, being the owner of a office/warehouse building being in
Manatee County, Florida, with street address of 7216 21st Street East, Sarasota, Florida 34243 ("Building"), by these presents, does lease and demise unto Lessee the following:

Fully air-conditioned 3,200 SF free standing building (1,200 SF office & 2,000 SF manufacturing) with parking and by these presents, Lessee rents said premises (the "Premises") from Lessor for a rental consideration as provided in Paragraph 3 hereinafter for each and every month of the term, payable in advance without set off or diminishment on the 1'` day of each month.

The term of this Lease is for a period of 28 months commencing on the 1st day of July, 2015 ("Commencement Date"), and expiring at 12:01 A.M. on the 31st day of October, 2017 ("Initial Term"). Occupancy shall commence on the 1st of November, 2015 ("Occupancy Date") unless Lease is terminated as provided for herein.

B. Renewal Option. Lessee shall have the right to renew and extend this Lease in accordance herewith for two (2) additional periods of two (2) years provided that at the end of the Term and at the time of exercising the option, Lessee is not in default of any term, condition or covenant contained in this Lease, and also provided that Lessee has not had more than two (2) monetary defaults (even if subsequently cured) during the Lease Term. Lessee (but not any assignee or subtenant) shall have the option to renew this Lease, by written notice ("Notice") delivered to Lessor no later than 120 days prior to the expiration of the Term, for the time period described above and under the same terms, conditions and covenants contained herein, except that the rent shall be increased four percent (4.0%) over the previous year of the lease, for the entire Initial Term and any Renewal Options exercised herein. First increase shall occur twelve (12) months after Occupancy Date and rent shall be adjust every twelve (12) months thereafter.

2.              Tenant Required Improvements. Lessee requires and shall, at its sole cost and expense, cause the Premises to be remodeled and furnished to suit Lessee's needs for its intended use. Lessor hereby grants Lessee permission to:

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A.	Install upgraded security system including, but not limited too, alarm system, door locks, security shutters on doors and windows, and security cameras.
B.	Install computer network, phone system, and cable for network/internet.
C.	Remodel office area to suit Lessee's needs. This includes, but is not limited too, adding and removing walls, painting, flooring, and air-conditioning. Rough sketch of planned improvements is attached as Exhibit A. Lessor will have final approval of once drawings of improvements are finalized.
D.	Add additional insulation and floor drains in warehouse. Lessee agrees to repair and reseal concrete after installation of floor drains.
E.	Install hot water heater.
F.	Install 3-phase power.
G.	Install hoop tent in rear of building. Upon vacating the building Lessee agrees to repair any damage to concrete caused by installation of hoop tent.
H.	Install additional fencing and gating in order to secure back parking area.

Lessee shall make no renovations or capital improvements to the property without the written consent of Lessor, which shall not be unreasonably withheld. If such written consent is obtained, all renovations and capital improvements made pursuant thereto shall be at Lessee's sole cost and expense and the same shall meet all zoning and building codes and parking requirements of all governmental authorities having jurisdiction thereof. Lessee covenants and agrees to keep the demised Premises free from all and any liens arising out of any work performed, materials furnished, or obligations incurred by the Lessee under any such undertaking. Lessee acknowledges and understands that Lessor shall have no right, authority, or privilege to place or cause to be placed, a lien over the property of the Lessee, and the Lessee is prohibited from any act which does incur or create a lien over the property of the Lessor. All improvements shall remain the property of Lessor upon expiration or earlier termination of this Lease.

3. Security Deposit, Prepaid Rent, Approval Period and Rent.

A.         Security Deposit. A security deposit (hereinafter "Security Deposit") of Two Thousand Five Hundred and Thirty-Five 00/100ths Dollars ($2,535.00) Dollars shall be held by the Lessor to insure the Lessee's compliance with any of the terms of the Lease. The Security Deposit shall be held and disposed of by the Lessor as permitted or required by law of this agreement. The Lessee may not apply the Security Deposit against rental payments. If the Lessor shall use part or all of the Security Deposit to make a payment required to be made by Lessee hereunder or following a default by Lessee, Lessee shall replenish the Security Deposit on demand.

B.         Prepaid Rent and Security Deposit. Lessor requires Lessee to deposit with Lessor rent for Approval Period in advance of Four Thousand and Forty-Nine and 67/100ths Dollars ($4,049.67) and the Security Deposit of Two Thousand Five Hundred and Thirty-Five 00/100ths Dollars ($2,535.00) for a total of Six Thousand Five Hundred and Eighty-Four and 67/100ths Dollars ($6,584.67), due upon execution of this Lease.

If Lessee receives necessary approvals, Lessee shall notify Lessor in writing at which point Lessee will deposit with Lessor the first full month's rent in advance of Two Thousand Six Hundred and Ninety-Nine and 78/100ths Dollars ($2,699.78) and last month's rent in advance of Two Thousand Eight Hundred and Seven and 77/100ths Dollars ($2,807.77) for a total of Five Thousand Five Hundred and Seven and 55/100ths Dollars ($5,507.55).

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B. Approval Period. Lessor shall use Prepaid Rent as payment for the first three (3)

months of the Initial Term of this Lease ("Approval Period") while Lessee works to get necessary approvals for their business and use. During this Approval Period, Lessor agrees to provide Lessee with storage area in warehouse as detailed in "Exhibit B". Lessee agrees to provide Lessor with a list of items being stored in warehouse.

i.                Option to Terminate. If Lessee fails to get necessary approvals during the Approval Period, Lessee shall notify Lessor in writing of their intent to terminate the Lease, at which point this Lease shall become null and void. Lessor shall return any full months of rent remaining from the prepaid Approval Period, plus Security Deposit. Lessee shall remove any items Lessee has stored in warehouse per the listed provided to the Lessor.

ii.               If Lessee receives necessary approvals, Lessee shall notify Lessor in writing and lease shall be in full force and effect. Along with this written notification, Lessee will include payment for If Lessee receives necessary approvals, Lessee shall notify Lessor in writing at which point Lessee will deposit with Lessor the first full month's rent and last month's rent for a total of Five Thousand Five Hundred and Seven and 55/100ths Dollars ($5,507.55). Lessee's Option to Terminate during the Approval Period shall be null and void. Lessor shall retain all Prepaid Rent for Approval Period, and Security Deposit will continue to be held as detailed herein. Lessor shall then have 30 days to vacate premises, during which time Lessee can begin necessary modifications to the Building and Premises.

C. Lessee shall pay to Lessor for the premises the total rental consideration of

Sixty-Two Thousand and Fifty-Six and 80/100ths Dollars ($62,056.80), which shall be paid in monthly rental installments (herein "Rent") during the Term hereof as follows:

Term	Base Rent For Term	Monthly Base Rent	Sa les Tax per Month (6.5%)	Total Rent per month (Gross)
Approval Period: July 1, 2015 — October 31, 2015	$3,801.00	$1,267.00	$82.39	$1349.89
October 1, 2015 — October 31, 2015	--	$0.00	$0.00	$0.00
Year 1: November 1, 2015 — October 31, 2016	$30,420.00	$2,535.00	$164.78	$2,699.78
Year 2: November 1, 2016 — October 31, 2017	$31,636.80	$2,636.40	$171.37	$2,807.77
	$65,857.80	Total Rent for Term

Total monthly Rent due hereunder shall be payable in advance on the first day of each month commencing November 1, 2015, together with a sum equal to sales tax thereon and on any other sums due hereunder from Lessor to Lessee.

D. Late Payment Charge: For any installment of Rent or other charges past due for more than 5 days, Lessee will be charged a one-time service charge of 10% of the installment or charges due as partial compensation to the Lessor for its extra efforts required in collecting such installment or charges.

4.            Personal Property Tax. In addition to the Rents hereinabove reserved, Lessee covenants and agrees that it shall be responsible for and pay when due all personal property taxes for their property located on the premises.

5.            Real Property Taxes. Lessor will be responsible for and pay when due all real estate ad valorem taxes assessed against the property. Lessor shall only be responsible for payment of such tax based

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upon the base calendar year of 2015. Lessee agrees to pay, in addition to Rent and Other Charges provided for herein, an amount equal to Lessee's Pro Rata Share of any increases in real estate ad valorem taxes, over the 2015 base tax year. At the end of each calendar year occurring during the Term, Lessor shall give Lessee notice of the actual amount of such taxes for such calendar year and Lessee's Pro Rata Share thereof. Lessor shall bill Lessee for such increase and shall provide Lessee with evidence thereof. Lessee shall reimburse Lessor for all such increase within ten (10) days after receipt from Lessor of the billing therefore, together with applicable sales tax thereon.

6.           Use. Lessee covenants and agrees that the demised premises shall be used and occupied as a low THC cannabis dispensing organization and for the storage of materials related to their use, and for no other purpose without Lessor's prior written consent. Lessee further covenants to allow no activities on the property which would constitute a violation of any zoning ordinance or special permit use. Any fines or assessments resulting from such activities shall be paid immediately by Lessee, and all such activities shall immediately cease. Lessee shall not use the property for any illegal purpose. Lessor agrees to acknowledge and support Lessee's use as necessary for Lessee to receive required approvals.

7.           Maintenance of Property.

A.           Lessor shall keep the foundation, the roof, the exterior walls, and parking areas of the Building in good repair. Lessee, however, shall be required to make any repairs occasioned by the act or negligence of Lessee, its agents, employees, subtenants, licensees, invitees, guests and concessionaires.

B.           Lessor agrees to have building pressure washed and any microcracks in stucco sealed, upon notification by Lessee that they have received necessary approvals and will be moving forward with the Lease. Lessor agrees to make his best effort to have all items completed within 90 days of Lessee's Occupancy Date.

C.           At Lessee's sole cost and expense, Lessee shall keep the Premises in good, clean, and habitable condition. Lessee shall make all needed maintenance, repairs and replacements to the Premises, including repairs to, maintenance and replacements of windows, doors, door closure devices; window and door frames, moldings, locks and hardware; locks, interior lighting; plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures; grounds, plantings, landscape, signs, placards, decorations or advertising media of any type; all improvements and betterments to Premises whether installed by Lessee or Lessor; interior painting or other treatment of interior walls; and ceiling, ceiling grid and tiles, water sprinkler heads and/or fire alarm systems (in compliance with local Fire Codes) and ceiling insulation.

D.           Additionally, Lessee shall at its own expense during the term of the Lease maintain a preventative maintenance service agreement on the air conditioning and heating systems (the "HVAC system") for the Premises. The service agreement shall provide for a minimum of a semi-annual inspection, quarterly filter replacement, checking of refrigerant operating pressures and temperatures, adjusting and lubricating of bearings and drives as required, checking all safety controls and thermostats on the air conditioning system. The service agreement shall also provide for an annual cleaning of the condenser coils, check of the heating systems, and adjustment and calibration of thermostats. A copy of the service agreement shall be provided to the Lessor after thirty (30) days from Occupancy Date and upon demand thereafter. Depending on Lessee's use, more frequent filter replacement may be necessary. In the event

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that the HVAC unit(s) need to be replaced, Lessor agrees to replace the unit(s) and their sole cost and expense.

8.           Assignment and Subletting. Lessee may not assign this Lease, or any interest herein without Lessor's written consent which consent shall not be unreasonably withheld. Notwithstanding the foregoing, and provided the use of the Premises remains consistent with Lessee's use, Lessee shall be permitted to assign this Lease or sublet any part of the Premises without any further consent of Lessor to any affiliate, subsidiary, sister company or entity in which Lessee's parent company owns and holds the controlling interest. Upon such assignment or subletting Lessee, shall immediately provide to Lessor a copy of the fully executed assignment or sublease containing all terms, rents and addresses of the assignee/sublessee. In the event of an assignment or sublease, any monthly rental received by Lessee which exceeds the total monthly Rent due as determined in paragraph 3 above, shall immediately be remitted to Lessor. In all events, Lessee shall remain primarily liable for all obligations under this Lease. In all events, Lessee shall remain primarily liable for all obligations under this lease.

9.           Delinquent Payments. Should Lessee allow any payment of Rent hereinabove specified to become delinquent and remain delinquent for twenty (20) days after the same is due, then Lessor shall have the right to re-enter and retake possession of the leasehold Premises, and this Lease shall automatically be terminated. Bankruptcy of Lessee or assignment for the benefit of creditors shall likewise operate as termination of the right of possession of the Premises, and shall not waive Lessor's right or estop Lessor from repossessing the Premises for subsequent defaults and in such event, Lessee agrees to peaceably surrender possession.

10.         Right to Lease. Lessor covenants that it is the owner of the above property, and further that it has good and lawful authority to lease the same, and that Lessee may peacefully occupy and enjoy the Premises subject to the terms hereof, and further that all city, county and State taxes and assessments against said lands have been paid to the current year.

11.         Utilities. During the term of this Lease, Lessee shall be responsible for and agrees to pay when due, all utility charges (including but not limited to electricity, phone, internet, water, sewage and gas), and garbage collection pertaining to the leasehold Premises. Lessee may utilize the alarm system at the Premises, and Lessee shall be responsible for all service and operating costs and expenses associated. Lessee shall be responsible for any utility service that Lessee brings to, installs and uses in the Premises, such as (by way of illustration and not as limitation) cable, internet, phone or other electronic media.

12.         Signs. It is agreed that Lessee shall have the right to place its signage on the existing pylon sign along with the signage of the other Lessees. Lessee shall be responsible for paying its portion of said sign in addition to Rent and other expenses for which Lessee is responsible hereunder. Lessee may also place its sign directly on the Building provided, however, that all such signage shall be in locations acceptable to Lessor. All signs so placed by Lessee shall comply with the local sign ordinance for approved square footage of overall exterior signage, any building code of the city or the county within which the Premises are situated, or any other governmental authority which might hereafter have jurisdiction, and further that the same shall be installed in a workmanlike manner, and in a manner which will not, in any way, cause damage to the Premises.

13.         Removal of Personal Property at Termination. It is agreed that all furniture and movable equipment ("Lessee Personal Property") placed on the Premises by Lessee is the property of Lessee, and upon termination of this agreement, Lessee shall have the right to remove all such Lessee Personal Property

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from the Premises,. The Tenant Improvements are and shall remain the property of Lessor. Lessee further covenants that it will exercise due care in removal of such Lessee Personal Property, and cause such removal to be done in a workmanlike manner, and shall restore the Premises to the original condition, normal wear and tear excepted, and save Lessor harmless from any damage caused in and about such removal. The foregoing shall constitute a waiver of Lessor's lien under Section 83.08, Florida Statutes, as amended or renumbered from time to time.

14. Lessee's Insurance; Indemnification. During the term of this Lease, or any extension hereof, Lessee covenants and agrees, at its cost and expense, to obtain and keep in full force and effect, commercial general liability insurance for the Premises which shall be for the benefit of the parties hereto as their interest may appear, insuring said parties against damage to property or person or any person or party by reason of property damage or personal injury occurring on the Premises. Said policy shall be in a minimum amount of One Million and No/100ths Dollars ($1,000,000.00) for personal injury or death for any one person as a result of any one accident and a minimum of Two Million and No/100ths Dollars ($2,000,000.00), with a Four Million and No/100ths Dollars umbrella policy, for injury or death of more than one person for any one accident, and property damage insurance with minimum limits of Five Hundred and No/100ths Dollars ($500,000.00). Lessee shall also carry business interruption insurance in an amount sufficient to cover Lessee's financial obligations hereunder. Lessor shall be furnished, upon request, with certificate of insurance showing coverage to be in force and effect, and showing that the Lessor is named as an additional insured on the policy. Lessee shall be responsible for insuring their personal property located on the Premises.

Lessee further agrees to indemnify and save Lessor harmless from any and all claims with respect to bodily injury or property damage arising from any breach or default in the performance of any covenant or agreement on Lessee's part to be performed pursuant to the terms of this Lease or arising from Lessee's negligence or intentional acts or the negligence or intentional acts of any of Lessee's agents, employees, contractors, invitees, licensees and assignees, including all costs, expenses and counsel fees incurred in connection with any such claim; and if any action or proceeding is brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, covenants to resist or defend such action or proceeding at its expense.

Lessor agrees to indemnify and save Lessee harmless from any and all claims with respect to bodily injury or property damage arising from any breach or default in the performance of any covenant or agreement on Lessor's part to be performed pursuant to the terms of this Lease or arising from Lessor's negligence or intentional acts or the negligence or intentional acts of any of Lessor's agents, employees, contractors, invitees, licensees and assignees, including all costs, expenses and counsel fees incurred in connection with any such claim; and if any action or proceeding is brought against Lessee by reason of any such claim, Lessor, upon notice from Lessee, covenants to resist or defend such action or proceeding at its expense.

Lessor shall provide and keep in full force and effect windstorm, fire and extended coverage insurance ("Casualty Insurance") for the full insurable value of improvements. In the event of loss or damage to the Premises by any insured cause, the proceeds of the insurance will be used to repair and rebuild the improvements subject to paragraph 15 hereof. Lessor shall only be responsible for payment of such Casualty Insurance based upon the base calendar year of 2015. Lessee agrees to pay, in addition to Rent and other charges provided for herein, an amount equal to Lessee's Pro Rata Share of any increases in the premiums for the Casualty Insurance, over the 2015 base tax year. At the renewal of the Casualty Insurance policy, Lessor shall give Lessee notice of Lessee's Pro Rata Share thereof. Lessor shall bill Lessee

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for such pro rata share of the premium and shall provide Lessee with evidence thereof. Lessee shall reimburse Lessor for the sums due within ten (10) days after receipt from Lessor of the billing therefore, together with applicable sales tax thereon.

15. Destruction of Premises. If, at any time after the execution of this Lease, the Premises,

or any portion thereof or any portion of the Building or related improvements integral to the Lessee's use of the Premises, should be damaged or destroyed by fire, the elements or casualty (collectively in this Section "Casualty"), the following provisions shall govern the rights and obligations of Lessor and Lessee.

A.           In the event of partial destruction of the Premises or any portion of the Building or related improvements integral to the Lessee's use of the Premises where damage is less than twenty five percent (25%) loss, the Lessor shall forthwith repair the same provided such repairs can be made within 120 days of the date of such damage or destruction. Lessor shall keep Lessee informed of progress and expected date of completion of repairs. If repairs are not substantially complete within such 120-day period, Lessee may elect to terminate the Lease.

B.           In the event of partial or total destruction of the Premises or any portion of the Building or related improvements integral to the Lessee's use of the Premises where damage is twenty five percent (25%) or more loss, Lessee shall have the right to terminate this Lease if repairs cannot be completed within 150 days from the date of the damage or destruction. Within thirty (30) days after such damage or destruction, Lessor shall advise Lessee if the repairs can be made within such timeframe. If Lessor advises that repairs can be completed within such time frame and if repairs are not substantially complete within such 150-day period, Lessee may elect to terminate the Lease. Lessor shall keep Lessee informed of progress and expected date of completion of repairs.

C.           Rent and any other charges due to Lessor hereunder shall be abated during the period for which any portion of the Premises or any portion of the Building or related improvements integral to the Lessee's use of the Premises are unusable as a result of such damage or destruction and during the repair period. The term of the Lease shall be automatically extended by a period of time equal to the repair period, at Lessee's election.

16. Condemnation. If all, or substantially all, of the Premises is taken pursuant to eminent domain proceedings or sold to a governmental entity under a threat of eminent domain proceedings, such that the remaining Premises cannot be used by Lessee in the conduct of its business, then this Lease shall terminate as of the date of the taking, and neither party shall have any further obligations, responsibilities, or rights against the other party.

Lessee shall not have any claim against the sale proceeds, or court-awarded proceeds, but Lessee may join any such Court proceedings or bring a separate action or claim against the governmental entity bringing or threatening such eminent domain proceedings, for an award for payment resulting from damages to Lessee's business resulting from a taking by such governmental entity under the rights of eminent domain.

If a portion of the Premises is taken by eminent domain, but Lessee can continue to use the Premises in the conduct of its business, then, in that event, this Lease shall continue and Lessee shall continue to perform all of its obligations and responsibilities under the Lease, including the payment of rent, without reduction or apportionment.

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17.          Abandonment. Lessee agrees not to vacate or abandon the Premises at any time during the demised term, and should Lessee vacate or abandon the Premises, or be dispossessed by process of law, or otherwise, such abandonment, vacation, or dispossession shall be considered a breach of this Lease, and in addition to any other rights which Lessor might have, the Lessor may re-enter possession and remove any personal property belonging to Lessee which remains on the Premises, and store the same, such removal and storage to be for the account of the Lessee.

18.          Default. Lessee shall be deemed in default of Lessee's obligations under this Lease upon the occurrence of any of the following: (i) Lessee's continued default in payment of any sums due hereunder for a period of ten (10) days; (ii) Lessee's continued default in performance of any other covenant, promise or obligation of this Lease for a period of fifteen (15) days after receipt by Lessed of written notice thereof from Lessor, or if Lessee's default is of a type that is not reasonably possible to cure within fifteen (15) days, if Lessee has not commenced to cure said default within said fifteen (15) day period and does not thereafter diligently prosecute the curing of said default to completion; (iii) any act or omission of Lessee constituting an anticipatory breach or repudiation of this Lease; (iv) the involuntary or voluntary filing under reorganization, bankruptcy, or insolvency law or appointment of a receiver or trustee for, Lessee or its property; (v) the sale of Lessee's interest under this Lease by execution or other legal process; (vi) Lessee making an assignment or transfer for the benefit of creditors; (vii) Lessee's abandonment or vacation of the Premises during the term of this Lease (Lessee's non-occupation of the Premises or failure to conduct business for a period of thirty (30) days shall be conclusively deemed an abandonment); or (viii) the seizure, sequestration, or impounding by virtue or under authority of any legal proceeding of any of the personal property or fixtures of Lessee used in or incident to the operation of the Premises.

19.          Lessor's Remedies. Upon Lessee's default hereunder, Lessor may exercise any one or all of the following options: (i) Terminate Lessee's right to possession under this Lease and reenter and take possession of the Premises and relet or attempt to relet the Premises on behalf of Lessee, at such rental and under such terms and conditions as Lessor may, in the exercise of Lessor's sole and absolute discretion, deem best under the circumstances for the purpose of reducing Lessee's liability; and Lessor shall not be deemed to have thereby accepted a surrender of the Premises, and Lessee shall remain liable for all sums due under this Lease and for all damages suffered by Lessor because of Lessee's breach of any of the covenants of this Lease. At any time during such repossession or reletting, Lessor may, by delivering written notice to Lessee, elect to exercise its option under the following subparagraph to accept a surrender of the premises, terminate and cancel this Lease, and retake possession and occupancy of the Premises on behalf of the Lessor. Nothing contained in this subparagraph shall be construed as imposing any enforceable duty upon Lessor to relet the Premises or otherwise mitigate or minimize Lessor's damages by virtue of Lessee's default. (ii) Declare this Lease to be terminated, and reenter upon and take possession of the Premises without notice to Lessee, whereupon the term hereby granted and all right, title and interest of Lessee in the Premises shall terminate. Such termination shall be without prejudice to Lessor's right to collect from Lessee any sums due hereunder which have accrued prior to such termination, together with all damages suffered by Lessor because of Lessee's breach of any covenant contained in this Lease. Lessee hereby expressly waives any and all notices or demands of delivery of possession required by law or otherwise. (iii) Declare the entire remaining sums due hereunder (to the extent then known) for the term of this Lease to be immediately due and payable, and, at Lessor's option, take immediate action to recover and collect the same by any available procedure. The remedies provided in this paragraph shall be cumulative to those provided elsewhere herein or by law.

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20.         Compliance with Law. Lessee covenants and agrees that it shall comply promptly with all laws, rules, and regulations of any governing body, having jurisdiction over the property or the business conducted thereon, whether federal, state or municipal or any branch thereof, and further that it will comply with the requirements of the Board of Fire Underwriters concerning the Premises.

21.         Utilities for Premises. Lessor further warrants that sewer, water and electricity for the intended use are available to the leased Premises, and that there are no unusual conditions respecting the leasehold Premises which would prevent the intended use thereof by the Lessee. Lessor shall be responsible for all utility charges and repair subject to Paragraph 11 or this Lease.

22.         Attorney Fees; Costs. In any litigation arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorney's fees and costs from the other.

23.         Warranties. Lessor warrants that there are no facts known to it materially affecting the value of the Premises which are not readily observable by Lessee or which have not been disclosed to Lessee.

24.         Radon Gas. Notice to prospective Purchasers/Lessees. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. This disclosure is made pursuant to Section 404.056(8), Florida Statutes.

25.         Relationship of Parties. It is understood and agreed that the relationship of the parties hereto is strictly that of Lessor and Lessee, and that Lessor has no ownership in the Lessee's business, and that in no manner shall this Lease be construed as granting any such right to Lessor. Lessee, on the other hand, is not and shall not, under any condition, be deemed to be an agent or representative of Lessor.

26.         Damage Caused by Lessee. In the event Lessee shall have caused damage to the Premises which shall not have been repaired prior to termination of the Lease, then Lessor shall be entitled to repair the same within forty-five (45) days after termination and recover the full cost of such repair work from Lessee and Lessee shall make payment to Lessor immediately upon demand by Lessor.

27.         Time of Essence. Time is of the essence of this Lease, and of each and every provision hereof.

28.         Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Florida.

29.         Binding Effect. This Lease shall be binding upon the parties hereto, their heirs, personal representatives, successors, and assigns, and all of the terms, covenants, and provisions hereof shall enure to the benefit of the heirs, personal representatives, successors, and assigns of the parties hereto, provided that nothing herein contained shall be deemed to permit any assignment of subletting contrary to the foregoing provisions hereof.

30.         Meaning of Pronouns and Genders. Whenever the context hereof so requires, the singular shall include the plural, and the use of masculine or neuter gender shall be construed to include all genders.

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31.         Headings. The headings used herein are inserted merely as a matter of convenience and shall not alter or have any effect upon the meaning, terms, or substance of this agreement.

32.         Condition of Property. The property is being leased to Lessee in "as is" condition and the rental consideration reflects such. Lessee has inspected the Premises and, subject only to Lessor's obligation to replace the existing carpet, accepts the Premises "as is".

33.         Mold. Mold is part of the natural environment that, when accumulated in sufficient quantities, may present health risks to susceptible persons. For more information, contact the county indoor air quality specialist or other appropriate professional.

34.         Parking. Lessee, its employees, customers and invitees may use, exclusively, the onsite parking associated with the Building at all times at no additional rental consideration.

35.         Authority. The individual officer executing this Lease on behalf of Lessee covenants and warrants to Lessor that he/she is duly authorized by Lessee so to do pursuant to all required corporate resolutions and approvals and that upon execution by such officer on behalf of Lessee, Lessee shall be fully bound by the terms hereof.

36.         ADA. Lessor makes no representations or warranties that the Premises, as presently constructed and improved, or as the Premises shall be constructed or improved in accordance with this Lease or any separate agreement signed by Lessor and Lessee, are in compliance with, or shall subsequently comply with, the Americans with Disabilities Act of 1990, Public Law 101-336, as amplified by the final rule promulgated by the Department of Justice in Section 28 of the Code of Federal Regulations, Part 36, as the aforesaid Act or Regulations may be hereafter modified or amended ('ADA') or the Florida Architectural Barriers Act or similar law. If any improvements make to the building cause the Premises to be brought up to compliance with the ADA code, then Lessee agrees bring the property up to compliance at its sole cost and expense.

37.         Exclusivity. Lessor shall not use or allow any other person or entity (except Lessee) to use any portion of the Property for office and retail purpose.

38.         Holding Over. If Lessee continues to occupy the Premises after the expiration of the term of this Lease, a monthly tenancy terminable by either party on one (1) month's notice shall be created, which shall be upon the same terms and conditions as those herein specified, except the provisions relating to rent. The monthly Rent during such holdover period shall be one hundred twenty five percent (125%) of the Rent due for the month immediately preceding such holdover period. Lessee shall also continue to be liable to Lessor for the Taxes and insurance payments and all other costs expenses hereunder as calculated and due hereunder during the Holdover period. In the absence of the written consent of Lessor to such holding-over, the mere payment and acceptance of rent shall not be deemed a renewal of the Lease term.

39.         IT Services. Lessor shall not have the right to designate or require that Lessee use any particular vendor or service provider for its telephone, internet or electronic media services. Lessee shall have the right to use any vendor or service provider, as selected by Lessee (at Lessee's sole cost and expense including any installation costs), of telephone system, internet provider or electronic media.

40.         Attorneys' Fees and Costs. In the event Lessee fails to pay Rent above required, or should

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it default in any of its covenants with Lessor set forth herein so that it becomes necessary for Lessor to employ an attorney to collect rents or to recover possession of the Premises, or to enforce any covenant hereunder, whether or not a lawsuit or other proceeding is filed, then Lessee shall pay all costs of collection and expenses of recovering possession, including its reasonable attorneys' fees and costs, whether incurred before suit, during suit, at the appellate level, or in bankruptcy. Lessor shall also be entitled to recover any attorneys' fees and costs incurred in litigating the entitlement to attorneys' fees and costs, as well as in determining or quantifying the amount of attorneys' fees and costs due to it.

The reasonable costs that the prevailing party shall be entitled to recover pursuant to this Paragraph shall include any costs that are taxable pursuant to any applicable statute, rule, or guideline (including, but not limited to, the Statewide Uniform Guidelines for Taxation of Costs), as well as costs not taxable thereunder. Such recoverable costs shall specifically include, but not be limited to, 1) costs of investigation; 2) costs of copying documents and other materials, whether for discovery, filing with the court, internal review, or any other purpose; 3) costs for electronic discovery; 4) Westlaw, Lexis Nexis, or other electronic research service charges; 5) telephone charges; 6) mailing commercial delivery service, and courier charges; 7) travel expenses, whether for investigation, depositions, hearings, trial, or any other purpose; 8) information technology support charges; 9) any and all consultant or expert witness fees, whether or not such fees are incurred in connection with a court-ordered report or testimony at a deposition, hearing, or trial; 10) court reporter and transcript fees, whether for deposition, trial, or an evidentiary or non-evidentiary hearing; 11) mediator fees; and 12) any other reasonable cost incurred by the prevailing party in connection with the dispute.

41.           Corporate Guaranty. This Lease shall be guaranteed by Tropiflora LLC, who shall execute a Guaranty identical to the form attached hereto as Exhibit C which is a condition precedent of Lessor's obligations hereunder.

42.           Right of First Refusal. In the event Lessor desires to sell the Property and Lessor receives a written offer from a Third Party Prospective Purchaser to purchase the Property ("Written Offer"), Lessor shall notify Lessee of Lessor's desire to sell the Property and shall send the Written Offer containing at a minimum, the purchase price, closing cost allocations, and time frame for the closing, on which the Third Party Prospective Purchaser is willing to purchase the Property. Lessee shall have fifteen (15) days from the date of its receipt of any such notice in which to submit a purchase contract to Lessor which contract shall be accepted by Lessor if it meets the terms specified in the Written Offer for purchase of the Property by the Third Party Prospective Purchaser. In the event Lessee does not submit such purchase contract to Lessor by 5:00 pm EST, on said fifteenth (15) day after receipt of Lessor's notice, then Lessor may execute the exact same Written Offer presented to the Lessee from the Third Party Prospective Purchaser to sell the Property to the Third Party Prospective Purchaser. Lessee will execute any form of document required by Lessor to terminate the Lessee's right of first refusal to purchase the Property within fifteen (15) days of Lessor's request that Lessee sign such a document ("Termination Document") in order for the Lessee to sell the Property to the Third Party Prospective Purchaser without the restriction contained in this Amended and Restated Affidavit. The parties agree that there will be no obligation for the Lessee to sign a Termination Document in the event that the Lessee does not execute the Written Offer or in the event that the Written Offer changes in any way from that submitted to the Lessee. The Lessor and Lessee agree that the right of first refusal shall run with the Land, survive subsequent transfers, and shall be effective for six (6) years from the date of this agreement.

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43. Option to Purchase. Lessee shall have the option to purchase the Building and Premises.

The final purchase price shall be determined by the average price of two MAI appraisals; however, such final price shall not exceed a decrease of 10% of the owner's current asking price of $575,000.00. The Lessee and the Lessor shall each select an MAI appraiser at their sole cost and expense. In the event an agreed to price is not reached the parties shall obtain a third MAI appraisal and share the cost to help facilitate an agreed to average price.

A.           Lessee may exercise its option to purchase by giving written notice of its intention to the LESSOR, anytime after the 24th month of the Initial Term of this Lease. Together with the notice to exercise its option to purchase, Lessee shall include a deposit check in the amount of $20,000.00, which shall be held in escrow by Lessor's attorney. Such good faith deposit shall apply as credit to the purchase price upon closing, and refundable under the terms of a Commercial Contract to Purchase executed by Lessor and Lessee.

B.           Real estate taxes, association fees, and utility bills, insurance premiums to the demised premises shall be prorated to the date of closing, unless Lessee is paying for any of these items under its lease obligations. Interest due on any mortgage or mortgages shall be the responsibility of the Lessor. Any prepaid rent and security deposit shall be credited to the benefit of Lessee at closing. Lessee shall pay the charges for Title policy and Survey. Lessor to pay for doc stamps on deed.

C.           The Lessee may choose to obtain third party financing.

D.           Once terms are agreed to Lessor and Lessee will execute a Commercial Contract to Purchase which will have precedence over this Lease.

44. Brokers. Lessor is responsible for any brokerage commission due to Michael Saunders &

Company and any co-broke Harry E. Robbins & Associates, Inc., will be paid from such amount otherwise owed to Michael Saunders & Company. Lessor knows of no other party entitled to a commission.

Lessee represents to Lessor that Tenant has not dealt with any other broker relative to this Lease other than Harry E. Robbins & Associates, Inc. Lessee shall be responsible for any commission due to any other party other than Michael Saunders & Company and Harry E. Robbins & Associates, Inc.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURES ON NEXT PAGE

25

IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

Signed and delivered in the presence of:

Name: -57

Name: r4f)10PV-k-c_

"LESSOR"

26

40'

•------- - 14'X14'

AIR CONDITIONED WAREHOUSE	14' X 14'

OFFICE

12' X 9'

OFFICE

12' X 7'

7216 21ST STREET EAST

SARASOTA, FLORIDA

NOTE: Not drawn to exact scale. Some measurements are approximate. The information being provided to you Is not guaranteed to be free of errors. No independent verification of the accuracy of any information or documentation is represented by the real estate licensee.

27

14' X 14'

TENANT
STORAGE
AREA

DURING
APPROVAL
PERIOD

AIR CONDITIONED WAREHOUSE	14' X 14'

CONFERENCE
ROOM
12' X 16.6'

OFFICE

12' X 12'

NOTE: Not drawn to exact scale. Some measurements are approximate. Do not duplicate, publish, modify or otherwise distribute these materials unless specifically authorized by Bob Kolton, Roberta Koltun or Michael Saunders & Company. The information being provided to you is not guaranteed to be tree of errors. No independent verification of the accuracy of any information or documentation is represented by the real estate licensee.

28

CORPORATE GUARANTY OF LEASE

Corporation 1, Joseph Sansonetti, representing TROPIFLORA LLC, do hereby AT BOTTOM OF SAID DOCUMENT guarantee rental payment for the tenancy. Of TROPIFLORA LLC at 7216 215' Street East, Sarasota, Florida 34243.

In addition, TROPIFLORA LLC guarantees to pay for any repairs, or for other damages caused to said unit, or to any common areas for which TROPIFLORA LLC said tenant is responsible. TROPIFLORA LLC guarantee to pay for any repairs or damages to said unit or common areas caused by guests of the tenant or by any other visitor, or invitee of the tenant or any person under the control of said tenant. TROPIFLORA LLC also guarantee's payments pursuant to any lease provision signed by the above-named tenant and any extension of the lease thereof including but not limited to rental payments, eviction and collection proceedings, and reasonable attorney fees incurred in any rent collection or damages dispute.

The Lease shall be governed by and interpreted in accordance with the laws of the State of Florida, s. 381.986, Florida Statutes, [Appendix I], and Rule 64-4, promulgated by the Office of Compassionate Use, Department of Health, [Appendix II]. If any of the provision of the Lease shall be determined to be invalid or unenforceable under applicable law, such provision shall, insofar as possible, be construed or applied in such manner as will, enforcement; Otherwise, the Lease shall be construed as if such provision had never been made a part thereof.

In Witness whereof, the parties hereto have affixed or caused to be affixed TROPIFLORA LLC their respective representative Signature this .2? day of June, 2015.

Signed, sealed and delivered in the presence of:

Guarantor's Address:

Tropiflora LLC

13575 58th Street, Suite 138 Clearwater, Florida 33760

STATE OF ri 10 rt eigu
COUNTY OF AADAttiftt

I The foregoing instrument was subscribed and sworn to before me thisdr,day of
_____________ , 2015, by Jplefii V. 5,0.40136y1tth ,

who is personally known to me,

29

❑ who produced ______ as identification, and who

acknowledged before me that he executed the same freely and voluntarily for the purposes therein expressed.

My Commission Expires:

004t,e/4 /;4tt/le, 51-4)wr Print Name,
NOTARY PUBLIC - STATE OF Orrait, Commission No. FE g 551 2

30

31

3,200 sq. ft. Fully A/C'ed Office I Warehouse Building

7216 21st Street East, Sarasota, FL 34243

Listing ID.

Status:

Property Type: Industrial Type: Contiguous Space: Total Available: Rental Rate;

Base Monthly Rent: Lease Type:

Ceiling:

Office SF:

Drive-in Bays:

28848983 Active

Industrial For Lease

Free-Standing, Industrial-Business Park 3,200 SF

3,200 SF

$2,535 (Monthly)

$9.51 PSF (Annual)

$2,535

Gross Lease

16 ft.

1,200 SF 2 Bays

Property Overview

3,200 sq. ft. fully air conditioned, free standing office/warehouse building with 1,200 sq. ft. of office area including a reception area, 2 private offices, large conference room and break room. Air conditioned warehouse with 16' ceilings, 2 - 14' x 14' overhead doors, sealed floors, high bay lighting, and single phase power. Clean, well maintained building, located on a corner lot

Listing Details

General Information

with excellent parking and access. Located in the Centre Park of Commerce, just south of Whitfield Ave, off Highway 301. Lease rate is gross including real estate taxes, building insurance, park association fees and lawn maintenance.

Tax ED Number/APN:	1985300459	Zoning:	L-M
Industrial Type.	Free-Standing, Industrial-Business Park, Warehouse/Distribution	Building Size (RSF):	3,200 SF
Available Space
Suite/Unit Number:	7216	Conference Rooms:	1
Space Available:	3,200 SF	Offices:	2
Minimum Divisible:	3,200 SF	Office SF:	1,200 SF
Maximum Contiguous:	3,200 SF	Parking Spaces:	16
Space Type:	Relet	Drive in Bays:	2
Lease Rate:	$2,535 (Monthly)	Clear Height:	16
Lease Type:	Gross Lease
Area & Location
Property Located Between:	Whitfield & Tallevast
Side of Street:	West
Building Related
Tenancy:	Single Tenant	Total Parking Spaces:	16
Total Number of Buildings:	1	Amps:	200
Number of Stories:	2	X-Pbase:	Single & 3-phase
Property Condition:	Excellent	Air Conditioning:	Package Unit
Year Built:	2006
Land Related
Land Area:	0.64 SF
32

Prepared by Samuel S Erb, HARRY ROBBINS ASSOC INC 941-915-1005 [MJ 941-915-1005 [01 samerbreatturftmail.con

Jun 2, 2015 on MFCRE Reai Estate License: 3234814

Location

Address: 7216 21st Street East, Sarasota, FL 34243

County: Manatee

MSA: North Port-Sarasota-Bradenton

1'; •

•

1'1411,1.

Map data 2215 Google

Property Contacts

Samuel S Erb

HARRY ROBBINS ASSOC INC

941-915-1005 [Ml 941-915-1005 [0] sarnerbreaitor@grnail.con

33

____ Page 2

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!-,,,;;;;', ;„■,1r ;;

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An act relating to cannabis; providing a short title; creating s. 381.986, F.S.; defining terms; authorizing specified physicians to order low-THC cannabis for use by specified patients; providing conditions;

prohibiting specified acts by physicians or persons seeking low-THC cannabis; providing criminal penalties; requiring physician education; providing duties of the Department of Health; requiring the department to create a compassionate use registry; providing requirements for the registry; requiring the department to authorize a specified number of dispensing organizations; authorizing rulemaking; providing requirements and duties for a dispensing organization; providing exceptions to specified laws; creating s. 385.211, F.S.; defining the term "low-THC cannabis"; authorizing certain medical centers to conduct research on cannabidiol and low-THC cannabis; authorizing state or privately obtained research funds to be used to support such research; creating s. 385.212, F.S.; requiring the department to establish an Office of Compassionate Use; authorizing the office to engage in specified activities; authorizing rulemaking; amending s. 893.02, F.S.; revising the term "cannabis" as used in the Florida Comprehensive Drug Abuse Prevention and Control Act and as

applicable to certain criminal offenses proscribing the sale, manufacture, delivery, possession,

dispensing, distribution, or purchase of cannabis, to.

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which penalties apply; creating s. 1004.441, F.S.; defining the term "low-THC cannabis"; authorizing state universities with both medical and agricultural research programs to conduct specified research on cannabidiol and low-THC cannabis; authorizing state or privately obtained research funds to be used to support such research; providing an appropriation to the department for research of cannabidiol and its effect on intractable childhood epilepsy; specifying how biomedical research funding for research of cannabidiol and its effect on intractable childhood epilepsy shall be awarded; specifying who may apply for such funding; providing an effective date.

Be It Enacted by the Legislature of the State of Florida:

Section 1. This act may be cited as the "Compassionate Medical Cannabis Act of 2014."

Section 2. Section 381.986, Florida Statutes, is created to

read:

381.986 Compassionate use of low-THC cannabis.—

(1) DEFINITIONS.—As used in this section, the term:

(a)  "Dispensing organization" means an organization approved by the department to cultivate, process, and dispense low-THC cannabis pursuant to this section.

(b)  "Low-THC cannabis" means a plant of the genus Cannabis, the dried flowers of which contain 0.8 percent or less of tetrahydrocannabinol and more than 10 percent of cannabidiol weight for weight; the seeds thereof; the resin extracted from

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20141030er any part of such plant; or any compound, manufacture, salt,

derivative, mixture, or preparation of such plant or its seeds or resin that is dispensed only from a dispensing organization.

(c)  "Medical use" means administration of the ordered amount of low-THC cannabis. The term does not include the possession, use, or administration by smoking. The term also does not include the transfer of low-THC cannabis to a person other than the qualified patient for whom it was ordered or the qualified patient's legal representative on behalf of the qualified patient.

(d)  "Qualified patient" means a resident of this state who has been added to the compassionate use registry by a physician licensed under chapter 458 or chapter 459 to receive low-THC cannabis from a dispensing organization.

(e)  "Smoking" means burning or igniting a substance and inhaling the smoke. Smoking does not include the use of a vaporizer.

(2) PHYSICIAN ORDERING.—Effective January 1, 2015, a physician licensed under chapter 458 or chapter 459 who has examined and is treating a patient suffering from cancer or a physical medical condition that chronically produces symptoms of seizures or severe and persistent muscle spasms may order for the patient's medical use low-THC cannabis to treat such disease, disorder, or condition or to alleviate symptoms of such disease, disorder, or condition, if no other satisfactory alternative treatment options exist for that patient and all of the following conditions apply:

(a)  The patient is a permanent resident of this state.

(b)  The physician determines that the risks of ordering

prInTmn. nre,

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benefit for that patient. If a patient is younger than 18 years of age, a second physician must concur with this determination, and such determination must be documented in the patient's medical record.

(c) The physician registers as the orderer of low-THC cannabis for the named patient on the compassionate use registry maintained by the department and updates the registry to reflect the contents of the order. The physician shall deactivate the patient's registration when treatment is discontinued.

(d) The physician maintains a patient treatment plan that includes the dose, route of administration, planned duration, and monitoring of the patient's symptoms and other indicators of tolerance or reaction to the low-THC cannabis.

(e) The physician submits the patient treatment plan quarterly to the University of Florida College of Pharmacy for research on the safety and efficacy of low-THC cannabis on patients.

(f) The physician obtains the voluntary informed consent of the patient or the patient's legal guardian to treatment with low-THC cannabis after sufficiently explaining the current state of knowledge in the medical community of the effectiveness of treatment of the patient's condition with low-THC cannabis, the medically acceptable alternatives, and the potential risks and side effects.

(3) PENALTIES.—

(a) A physician commits a misdemeanor of the first degree, punishable as provided in s. 775.082 or s. 775.083, if the physician orders low-THC cannabis for a patient without a

CODING: Words otrickcn arp

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reasonable belief that the patient is suffering from:

1.    Cancer or a physical medical condition that chronically produces symptoms of seizures or severe and persistent muscle spasms that can be treated with low-THC cannabis; or

2.    Symptoms of cancer or a physical medical condition that chronically produces symptoms of seizures or severe and persistent muscle spasms that can be alleviated with low-THC cannabis.

(b) Any person who fraudulently represents that he or she has cancer or a physical medical condition that chronically produces symptoms of seizures or severe and persistent muscle spasms to a physician for the purpose of being ordered low-THC cannabis by such physician commits a misdemeanor of the first degree, punishable as provided in s. 775.082 or s. 775.083.

(4) PHYSICIAN EDUCATION.—

(a) Before ordering low-THC cannabis for use by a patient in this state, the appropriate board shall require the ordering physician licensed under chapter 458 or chapter 459 to successfully complete an 8-hour course and subsequent examination offered by the Florida Medical Association or the Florida Osteopathic Medical Association that encompasses the clinical indications for the appropriate use of low-THC cannabis, the appropriate delivery mechanisms, the contraindications for such use, as well as the relevant state and federal laws governing the ordering, dispensing, and possessing of this substance. The first course and examination

39

shall be presented by October 1, 2014, and shall be administered at least annually thereafter. Successful completion of the course may be used by a physician to satisfy 8 hours of the

40

continuing medical education requirements required by his or her respective board for licensure renewal. This course may be offered in a distance learning format.

(b)  The appropriate board shall require the medical director of each dispensing organization approved under subsection (5) to successfully complete a 2-hour course and subsequent examination offered by the Florida Medical Association or the Florida Osteopathic Medical Association that encompasses appropriate safety procedures and knowledge of lowTHC cannabis.

(c)  Successful completion of the course and examination specified in paragraph (a) is required for every physician who orders low-THC cannabis each time such physician renews his or her license. In addition, successful completion of the course and examination specified in paragraph (b) is required for the medical director of each dispensing organization each time such physician renews his or her license.

(d)  A physician who fails to comply with this subsection and who orders low-THC cannabis may be subject to disciplinary action under the applicable practice act and under s. 456.072(1)(k).

(5) DUTIES OF THE DEPARTMENT.—By January 1, 2015, the department shall:

(a) Create a secure, electronic, and online compassionate use registry for the registration of physicians and patients as provided under this section. The registry must be accessible to law enforcement agencies and to a dispensing organization in order to verify patient authorization for low-THC cannabis and record the low-THC cannabis dispensed. The registry must prevent

41

— 777[7] 77'7"-.---•
Ne:`,YOVJAMotif —

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(b) Authorize the establishment of five dispensing organizations to ensure reasonable statewide accessibility and availability as necessary for patients registered in the compassionate use registry and who are ordered low-THC cannabis under this section, one in each of the following regions: northwest Florida, northeast Florida, central Florida, southeast Florida, and southwest Florida. The department shall develop an application form and impose an initial application and biennial renewal fee that is sufficient to cover the costs of administering this section. An applicant for approval as a dispensing organization must be able to demonstrate:

1.    The technical and technological ability to cultivate and produce low-THC cannabis. The applicant must possess a valid certificate of registration issued by the Department of Agriculture and Consumer Services pursuant to s. 581.131 that is issued for the cultivation of more than 400,000 plants, be operated by a nurseryman as defined in s. 581.011, and have been operated as a registered nursery in this state for at least 30 continuous years.

2.    The ability to secure the premises, resources, and personnel necessary to operate as a dispensing organization.

3.    The ability to maintain accountability of all raw materials, finished products, and any byproducts to prevent diversion or unlawful access to or possession of these substances.

4.    An infrastructure reasonably located to dispense low-THC cannabis to registered patients statewide or regionally as determined by the department.

42

5.   The financial ability to maintain operations for the duration of the 2-year approval cycle, including the provision of certified financials to the department. Upon approval, the applicant must post a $5 million performance bond.

6.   That all owners and managers have been fingerprinted and have successfully passed a level 2 background screening pursuant to s. 435.04.

7.   The employment of a medical director who is a physician licensed under chapter 458 or chapter 459 to supervise the activities of the dispensing organization.

(c)   Monitor physician registration and ordering of low-THC cannabis for ordering practices that could facilitate unlawful diversion or misuse of low-THC cannabis and take disciplinary action as indicated.

(d)   Adopt rules necessary to implement this section.

(6)  DISPENSING ORGANIZATION.—An approved dispensing organization shall maintain compliance with the criteria demonstrated for selection and approval as a dispensing organization under subsection (5) at all times. Before dispensing low-THC cannabis to a qualified patient, the dispensing organization shall verify that the patient has an active registration in the compassionate use registry, the order presented matches the order contents as recorded in the registry, and the order has not already been filled. Upon dispensing the low-THC cannabis, the dispensing organization shall record in the registry the date, time, quantity, and form of low-THC cannabis dispensed.

(7)  EXCEPTIONS TO OTHER LAWS.—

(a) Notwithstanding s. 893.13, s. 893.135, s. 893.147, or

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any other provision of law, but subject to the requirements of this section, a qualified patient and the` qualifiedpatient's legal representative may purchase and possess for the patient's medical use up to the amount of low-THC cannabis ordered for the patient.

(b)  Notwithstanding s. 893.13, s. 893.135, s. 893.147, or any other provision of law, but subject to the requirements of this section, an approved dispensing organization and its owners, managers, and employees may manufacture, possess, sell, deliver, distribute, dispense, and lawfully dispose of reasonable quantities, as established by department rule, of low-THC cannabis. For purposes of this subsection, the terms "manufacture," "possession," "deliver," "distribute," and "dispense" have the same meanings as provided in s. 893.02.

(c)  An approved dispensing organization and its owners, managers, and employees are not subject to licensure or regulation under chapter 465 for manufacturing, possessing, selling, delivering, distributing, dispensing, or lawfully disposing of reasonable quantities, as established by department rule, of low-THC cannabis.

Section 3. Section 385.211, Florida Statutes, is created to

read:

385.211 Refractory and intractable epilepsy treatment and research at recognized medical centers.—

(1)  As used in this section, the term "low-THC cannabis" means "low-THC cannabis" as defined in s. 381.986 that is dispensed only from a dispensing organization as defined in s. 381.986.

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(2)  Notwithstanding. chapter 893, medical centers recognized

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pursuant to s. 381.925 may conduct research on cannabidiol and low-THC cannabis. This research may include, but is not limited to, the agricultural development, production, clinical research, and use of liquid medical derivatives of cannabidiol and low-THC cannabis for the treatment for refractory or intractable epilepsy. The authority for recognized medical centers to conduct this research is derived from 21 C.F.R. parts 312 and 316. Current state or privately obtained research funds may be used to support the activities described in this section.

Section 4. Section 385.212, Florida Statutes, is created to

read:

385.212 Powers and duties of the Department of Health; Office of Compassionate Use.—

(1) The Department of Health shall establish an Office of Compassionate Use under the direction of the Deputy State Health Officer.

(2) The Office of Compassionate Use may enhance access to investigational new drugs for Florida patients through approved clinical treatment plans or studies. The Office of Compassionate Use may:

(a)   Create a network of state universities and medical centers recognized pursuant to s. 381.925.

(b)  Make any necessary application to the United States Food and Drug Administration or a pharmaceutical manufacturer to facilitate enhanced access to compassionate use for Florida patients.

(c)   Enter into any agreements necessary to facilitate enhanced access to compassionate use for Florida patients.

(3) The department may adopt rules necessary to implement

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this section.

Section 5. Subsection (3) of section 893.02, Florida Statutes, is amended to read:

893.02 Definitions.—The following words and phrases as used in this chapter shall have the following meanings, unless the context otherwise requires:

(3) "Cannabis" means all parts of any plant of the genus Cannabis, whether growing or not; the seeds thereof; the resin extracted from any part of the plant; and every compound, manufacture, salt, derivative, mixture, or preparation of the plant or its seeds or resin. The term does not include "low-THC cannabis," as defined in s. 381.986, if manufactured, possessed, sold, purchased, delivered, distributed, or dispensed, in conformance with s. 381.986.

Section 6. Section 1004.441, Florida Statutes, is created to read:

1004.441 Refractory and intractable epilepsy treatment and research.—

(1)  As used in this section, the term "low-THC cannabis" means "low-THC cannabis" as defined in s. 381.986 that is dispensed only from a dispensing organization as defined in s. 381.986.

(2)  Notwithstanding chapter 893, state universities with both medical and agricultural research programs, including those that have satellite campuses or research agreements with other similar institutions, may conduct research on cannabidiol and low-THC cannabis. This research may include, but is not limited to, the agricultural development, production, clinical research, and use of liquid medical derivatives of cannabidiol and low-THC

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cannabis for the treatment for refractory or intractable epilepsy. The authority for state universities to conduct this research is derived from 21 C.F.R. parts 312 and 316. Current state or privately obtained research funds may be used to support the activities authorized by this section.

Section 7. (1) As used in this section, the term "cannabidiol" means an extract from the cannabis plant that has less than 0.8 percent tetrahydrocannabinol and the chemical signature 2-[(1R,6R)-6-isopropeny1-3-methylcyclohex-2-en-l-y1]- 5-pentylbenzene-1,3-diol, or a derivative thereof, as determined by the International Union of Pure and Applied Chemistry.

(2)  For the 2014-2015 fiscal year, $1 million in nonrecurring general revenue is appropriated to the Department of Health for the James and Esther King Biomedical Research Program and shall be deposited into the Biomedical Research Trust Fund. These funds shall be reserved for research of cannabidiol and its effect on intractable childhood-epilepsy.

(3)  Biomedical research funding for research of cannabidiol and its effect on intractable childhood epilepsy shall be awarded pursuant to s. 215.5602, Florida Statutes. An application for such funding may be submitted by any research university in the state that has obtained approval from the United States Food and Drug Administration for an exploratory investigational new drug study of cannabidiol and its effect on intractable childhood epilepsy. For purposes of this section, the Biomedical Research Advisory Council created under s. 215.5602, Florida Statutes, shall advise the State Surgeon General as to the direction and scope of research of cannabidiol and its effect on intractable childhood epilepsy and the award rem-rum. ---

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of research funding.

Section 8. This act shall take effect upon becoming a law.

49

orca ric.1,a1Finn.Q! wnrris underlined are additions.

50

Arre4166( :11

CHAPTER 64-4
COMPASSIONATE USE

64-4.001 Definitions

64-4.002 Initial Application Requirements for Dispensing Organizations

64-4.004 Revocation of Dispensing Organization Approval

64-4.005 Inspection and Authorization Procedures

64-4.009 Compassionate Use Registry

64-4.001 Definitions.

For thepurposes of this chapter, the following words and phrases shall have the meanings indicated:

(1)   Applicant — A nursery that meets the requirements of Section 381.986(5)(b)1., F.S., applies for approval as a dispensing organization, and identifies a nurseryman as defined in Section 581.011, F.S.. who will serve as the operator.

(2)   Approval — Written notification from the department to an applicant that its application for dispensing organization approval has been found to be in compliance with the provisions of this chapter and that the department is awaiting notification that it is prepared to be inspected and authorized to begin cultivation, processing, and dispensing.

(3)   Cultivation Authorization — Written notification by the department to a Dispensing Organization that it may begin cultivating low-THC cannabis.

(4)   Processing Authorization — Written notification by the department to a Dispensing Organization that it may begin processing low-THC cannabis to Derivative Product.

(5)   Dispensing Authorization — Written notification by the department to a Dispensing Organization that it may begin dispensing Derivative Product.

(6)   Certified Financials — Financial statements that have been audited in accordance with Generally Accepted Auditing Standards (GAAS) by a Certified Public Accountant, licensed pursuant to Chapter 473, F.S.

(7)   Cultivation — Growth of low-THC plant source material.

(8)   Derivative Product — Forms of low-THC cannabis suitable for routes of administration.

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(9) Dispensing Region — A geographical area where the cultivation and production of low-THC cannabis under the control of a Dispensing Organization occurs. The five dispensing regions shall be identified as follows:

(a)  Northwest Florida Region consisting of Bay, Calhoun, Escambia, Franklin, Gadsden, Gulf, Holmes, Jackson, Jefferson, Leon, Liberty, Madison, Santa Rosa, Okaloosa, Taylor, Wakulla, Walton, and Washington counties.

(b)  Northeast Florida Region consisting of Alachua, Baker, Bradford, Clay, Columbia, Dixie, Duval, Flagler, Gilchrist, Hamilton, Lafayette, Levy, Marion, Nassau, Putnam, St. Johns, Suwannee, and Union counties.

(c)  Central Florida Region consisting of Brevard, Citrus, Hardee, Hernando, Indian River, Lake, Orange, Osceola, Pasco, Pinellas, Polk, Seminole, St. Lucie, Sumter, and Volusia counties.

(d)   Southwest Florida Region consisting of Charlotte, Collier, DeSoto, Glades, Hendry, Highlands, Hillsborough, Lee, Manatee, Okeechobee, and Sarasota counties.

(e)   Southeast Florida Region consisting of Broward, Miami-Dade, Martin, Monroe, and Palm Beach counties.

(10) Dispensing Organization — A nursery that meets the requirements of Section 381.986(5)(6)1., F.S., including its contractual agents, which has been authorized by the department to cultivate, process and dispense lowTHC cannabis.

(11) Dispensing Organization Facility — Any of the following facilities:

(a)Cultivation Facility: Any area designated in the application to be used for cultivation of low-THC cannabis.

(b)                Processing Facility: Any area designated in the application to be used for processing of Derivative Product.

(c) Dispensing Facility: Any area designated in the application where Derivative Product is dispensed at retail.

(12) Financial Statements — A presentation of financial data, including accompanying notes. derived from accounting records that purports to show actual or anticipated financial position and intended to communicate an entity's economic resources or obligations at a point in time, and the results of operations and cash flows for a.period of time, in accordance with generally accepted accounting principles or a comprehensive basis of accounting other than generally accepted accounting principles. Financial presentations included in tax returns are not financial statements. The method of preparation (for example, manual or computer preparation) is not relevant to the definition of a financial statement.

(13) Manager — Any person with the authority to exercise operational direction or management of the Dispensing Organization or the authority to supervise any employee of the Dispensing Organization.

52

(14)   Permanent resident — A person who has his or her true, fixed and permanent home, in Florida to which, whenever absent, he or she has the intention of returning. Once a permanent residence is established in Florida it is presumed to continue until the resident shows that a change has occurred. Any person who has established a residence in this state may manifest and evidence the same by filing a sworn statement pursuant to Section 222.17, F.S.

(15)   Routes of administration — means the path by which a Derivative Product is ordered by a physician to be taken into the body of the qualified patient, but does not include smoking.

(16)   Visitation Protocol - A set of identified policies and procedures of an applicant or Dispensing Organization that details requirements for visitor access to any proposed or existing Dispensing Organization facility. Rulemaking Authority 381.986(5)(d) FS. Law Implemented 381.986(5)(b) FS. History New

64-4.002 Initial Application Requirements for DispensingOrganizations.

Each nursery that meets the requirements of Section 381.986(5)(b)1., F.S., desiring to be approved as a Dispensing Organization shall make application, either electronically or in hard copy, to the department using Form DH8006-OCU-2/2015, "Application for Low-THC Cannabis Dispensing Organization Approval" herein incorporated by reference and available at http://www.flrules.org/Gateway/reference.asp?No—Ref-05457. The completed application form must include the following:

(1)  An initial application fee of $60,063.00.

(2)  An explanation or written documentation, as applicable, showing how the Applicant meets the statutory criteria listed in Section 381.986(5)(b), F.S. In any explanation, the Applicant must address each item listed for each criterion below. The Applicant must disclose the name, position, and resume of the employee(s) who provides the knowledge or experience explained for each item.

(a) The technical and technological ability to cultivate, process, and dispense low-THC cannabis. Please address the following items:

1.  Experience cultivating cannabis;

2.  Experience cultivating in Florida plants not native to Florida:

3.  Experience introducing new varieties of plants;

4.  Regional cultivation knowledge and experience:

5.  Experience cultivating plants for human consumption such as food or medicine products;

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6. Experience with in-house propagation;

7. Experience with genetic modification or breeding:

8. Experience using clean growing rooms;

9. Knowledge of cannabis cultivation, including:

a.  Proper cultivation conditions and techniques;

b.  Additives that can be used when growing cannabis;

c.  Pests disease and deficiencies common for cannabis;

d.  Production of high quality product in a short time;

10. Experience with tracking each plant in a harvest;

11. Experience with good agricultural practices;

12. Experience with good handling practices;

13. Experience with good manufacturing practices;

14. Experience with analytical organic chemistry and micro-biology;

15. Experience with analytical laboratory methods;

16. Experience with analytical laboratory quality control, including maintaining a chain of custody;

17. Knowledge of, and experience with, cannabis extraction techniques;

18. Knowledge of cannabis routes of administration;

19. Knowledge of, and experience with, producitig cannabis products;

20. Experience interacting with patients;

21. Experience with handling confidential information;

22. A marketing plan;

23. Experience gathering and managing data, i.e. data on patient reactions to products dispensed;

24. Experience with recalls;

25. Training programs for employees addressing:

a.The Health Insurance Portability and Accountability Act (HIPAA);

b.         Patient education;

c.Compliance;

d.         Patient counseling; and

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e. Data collection.

26. Any awards, recognition or certifications received for relevant expertise.

(b)  Written documentation demonstrating that the applicant possesses a valid certificate of registration issued by the Department of Agriculture and Consumer Services pursuant to Section 58L131 that is issued for the cultivation of more than 400,000 plants, is operated by a nurseryman as defined in Section 581.011, and has been operated as a registered nursery in this state for at least 30 continuous years.

(c)   The ability to secure the premises, resources, and personnel necessary to operate as a Dispensing Organization. Please address the following items, and include a sketch or other illustration:

1. Location of all properties Applicant proposes to utilize to cultiyate,_process, and dispense low-THC cannabis and Derivative Product, including ownership information for the properties and any lease terms if applicable;

a.  For any property that is leased by the Applicant, include documentation that the property owner consents to the use of the property for the purposes of cultivation, processing, or dispensing of low-THC cannabis and Derivative Products and documentation that the mortgagor or lienholder has been given notice of the use of the property for the purposes of cultivation, processing, or dispensing of low-THC cannabis and Derivative Products.

b.  For any property owned by the Applicant but subject to a mortgage or lien, include documentation that the mortgagor or lienholder has been notified of the use of the property for the purposes of cultivation, processing, or dispensing of low-THC cannabis and Derivative Products.

2. Compliance with local regulations regarding sanitation and waste disposal;

3. The ability to obtain zoning approval;

4. Sketch or other illustration approximating_the property boundaries, land topography, vegetation, proposed and/or existing structures, easements, wells and roadways for each property proposed;

5. Description of the areas proposed for the cultivation of low-THC cannabis, including the following:

a.Capacity, in square feet of growing area:

b.                  Cultivation environment, e.g., greenhouse, clean room, aseptic, et cetera;

c. Irrigation system(s); and

d.              Environmental control system(s);

6. A description of the ability or plan to expand any of the areas proposed for low-TI-IC cannabis;

7. Back-up systems for all cultivation and processing systems;

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8. A description of one or more strains of low-IFIC cannabis the applicant intends to cultivate;

9. Access to water resources that allow for sufficient irrigation;

10. Description of the areas proposed for the processing of Derivative Products, including the following:

a.  Extraction equipment and location;

b. Concentration equipment and location;

c.  Access to sufficient potable water and hot water;

d. Analytical equipment. including separators and detectors, and location;

e.  Safety equipment and facilities and location;

f.  Computer systems and software; and

g.  Ventilation and exhaust system.

11. Description of the methods proposed for the dispensing of Derivative Products, including the following;

a.  Accessibility of dispensing facilities, e.g., centrally located to several populated areas, located on a main roadway, not in a high crime area, et cetera;

b.  Proximity of dispensing facilities to patient populations; and

c.   Alternative dispensing, e.g. delivery.

12. A list of current and proposed staffing, including;

a.  Position, duties and responsibilities;

b.  Resume; and

c.   Professional licensure disciplinary action in all jurisdictions.

13. An organizational chart illustrating the supervisory structure of theproposed Dispensing Organization;

14. Plans and procedures for loss of key personnel;

15. Plans and procedures for complying with OSHA regulations for workplace safe; and

16. Relationship(s) with an independent laboratoucies) with cannabis testing protocols and methods.

(d) The ability to maintain accountability of all raw materials, finished products, and any byproducts to prevent diversion or unlawful access to or possession of these substances. Please address the following items for each property or location:

1. Floor plan of each facility or proposed floor plans for proposed facilities, including the following: a. Locking options for each means of ingress and egress;

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b. Alarm systems;

c.  Video surveillance;

d. Name and function of each room;

e.  Layout and dimensions of each room;

2. Storage, including the following;

a. Safes.

b. Vaults.

c.  Climate control;

3. Diversion and trafficking prevention procedures:

4. A facility emergency management plan;

5. System for tracking low-THC source plant material throughout cultivation, processing, and dispensing;

6. Inventory control system for low-THC cannabis and Derivative Products;

7. Policies and procedures for recordkeeping;

8. Vehicle tracking systems;

9. Vehicle security systems;

10. Methods of screening and monitoring employees;

11. Personnel qualifications and experience with chain of custody or other tracking mechanisms;

12. Personnel reserved solely for inventory control purposes;

13. Personnel reserved solely for security purposes:

14. Waste disposal plan;

15. Plans for the recall of any Derivative Products that have a reasonable probability of causing adverse health consequences based on a testing result, bad patient reaction, or other reason; and

16. Access to specialized resources or expertise regarding data collection, security, and tracking,

(e) An infrastructure reasonably located to dispense low-THC cannabis to registered patients statewide or regionally as determined by the department. Please address the following items:

1. A man showing the location of the applicant's proposed dispensing facilities;

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2. A sketch or other illustration of the actual or proposed dispensing location showing streets; property lines; buildings; parking areas; outdoor areas, if applicable; fences; security features; fire hydrants, if applicable; and access to water and sanitation systems; and

3. A floor plan of the actual or proposed building or buildings where dispensing activities will occur showing:

a.Areas designed toprotect patient privacy;

b.                  Areas designed for retail sales;

4. A HIPAA compliant computer network utilized by all facilities;

5. Vehicles that will be used to transport product among cultivating, processing, and dispensing facilities;

6. Communication systems;

7. Hours of operation of each dispensing facility; and

8. Methods of mitigating odors if applicable.

(fl The financial ability to maintain operations for the duration of the 2-year approval cycle, including the provision of Certified Financials to the department. Please provide the following items:

1.  Certified Financials issued within the immediately preceding 12 months;

2.  Applicant's corporate structure;

3.  All owners of the Applicant;

4.  All individuals and entities that can exercise control of the Applicant

5.  All individuals and entities that share in the profits and losses of the Applicant;

6.  All subsidiaries of the Applicant;

7.  Any other individuals or entities for which the Applicant is financially responsible;

8.  Assets of the Applicant and Applicant's subsidiaries;

9.  Liabilities of the Applicant and Applicant's subsidiaries;

10.                Any pending lawsuits to which the Applicant is aparty;

11. Any lawsuits within the past 7 years to which the Applicant was a party;

12. All financial obligations of Applicant that are not listed as a "liability" in the Certified Financials;

13. A projected two year budget; and

14. Specific reference to sufficient assets available to support the Dispensing Organization activities.

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(g)     That all owners and managers have been fingerprinted and have successfully passed a level 2 background screening pursuant to Section 435.04, F.S., within the calendar year prior to application. Each owner and manager should present to FDLE or one of its approved vendors for fingerprinting. At that time, give the entity ORI number FL924890Z (DOH — OFFICE OF COMPASSIONATE USE). The report will be sent directly to the Office of Compassionate Use. Please submit a list of all owners and managers indicating, the date of each individual's most recent Level-2 background screening.

(h)     The employment of a medical director who is a physician licensed pursuant to Chapter 458 or Chapter 459, F.S., to supervise the activities of the proposed Dispensing Organization. Please address the following items for the physician chosen as medical director:

1.  Specialty area, if any;

2.  Experience with epileptic patients;

3.  Experience with cancer patients;

4.  Experience with patients with severe seizures or muscle spasms;

5.  Knowledge of the use of low-THC cannabis for treatment of cancer or physical medical conditions that chronically produce symptoms of seizures or severe and persistent muscle spasms;

6.  Knowledge of good manufacturing practices;

7.  Knowledge of analytical and organic chemistry;

8.  Knowledge of analytical laboratory methods;

9.  Knowledge of analytical laboratory quality control, including maintaining a chain of custody;

10. Knowledge of, and experience with, CBD/low-THC extraction techniques:,

11. Knowledge of CBD/low-THC routes of administration;

12. Experience in or knowledge of clinical trials or observational studies;

13. Knowledge of, and experience with, producing CBD/low-THC products;

14. Experience with or knowledge of botanical medicines;

15. Experience with dispensing medications;

16. Description of how the medical director will supervise the activities of the Dispensing Organization; and

17. Description of how the Dispensing Organization will ensure it has a medical director at all times. (1) The ability to post a $5 million performance bond for the biennial a tproval cycle.

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(3)  If the Applicant intends to claim any exemption from public records disclosure under Section 119.07, F.S., or any other exemption from_public records disclosure provided by law for any part of its application, it shall indicate on the application the specific sections for which it claims an exemption and the statutory basis for the exemption. The Applicant shall submit a redacted copy of the application redacting those items identified as exempt.

(4)  Failure to submit the $60,063.00 application fee or documentation sufficient to establish the Applicant meets the requirements of Section 381.986(5)(b), F.S., shall result in the application being denied prior to any scoring as contemplated in Section (5) of this rule.

(5)  Any "Application for Low-THC Cannabis Dispensing Organization Approval" and all required exhibits and supporting documents shall be delivered to the Agency Clerk of the Department of Health physically located at 2585 Merchants Row Boulevard in Tallahassee, Florida, no earlier than 10:00 AM, Eastern Time, on the effective date of this rule and no later than 5:00 PM, Eastern Time, 21 calendar days after the effective date of this rule.

(a) The department will substantively review, evaluate, and score applications using Form DH8007-0CU2/2015, "Scorecard for Low-THC Cannabis Dispensing Organization Selection" herein incorporated by reference and available at http://www.flrules.org/Gateway/reference.asp?No=Ref-0546 I . The department's substantive review will be completed by:

1.  Director of the Office of Compassionate Use

2.  A member of the Drug Policy Advisory Council appointed by the State Surgeon General, and

3.  A Certified Public Accountant appointed by the State Surgeon General.

(b) Each reviewer will independently review each application and score using Form DH8007-OCU-2/2015, "Scorecard for Low-THC Cannabis Dispensing. Organization Selection." Scorecards from each reviewer will be combined to generate an aggregate score for each application. The Applicant with the highest aggregate score in each dispensing region shall be selected as the region's Dispensing Organization.

c) In the event of a tie in a region, each reviewer will re-review the tied applications and select a winning application. The department will approve the application selected by the majority of the reviewers.

(d) In the event one nursery receives the high score in multiple regions, one of which is the region represented second highest scored Applicant will be approved for the other re ion s In the event one nursery receives the high score in multiple regions, none of which is the region represented by the address on the nursery's certificate of

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registration, the Applicant will be approved for the region for which it had the highest aggregate infrastructure score. and the second highest scored Applicant will be approved for the other region(s).

(e) Upon notification that it has been approved as a region's Dispensing Organization, the Applicant shall have 10 business days to post a $5 million performance bond. The bond shall:

1.  Be payable to the department in the event the Dispensing Organization's approval is revoked;

2.  Be written by a surety company licensed by the Florida Office of Insurance Regulation.

3.  Be written so that the nursery name on the bond corresponds exactly with the Applicant name.

4.  If a bond is canceled and the Dispensing Organization fails to file a new bond with the department in the required amount on or before the effective date of cancellation, the Dispensing Organization's approval shall be revoked.

(f) If the selected Applicant fails to post the bond within the required timeframe, the Applicant with the next highest score in the dispensing region shall be selected and notified.

(g) The surety company can use any form it prefers for the performance bond as long as it complies with this rule. For convenience, the surety company can also use Form DH8008-0CU-2/2015. "Florida Low-THC Cannabis Performance Bond" herein incorporated by reference and available at http://www.flrules org/Gateway/reference.asp?No=Ref-05460.

Rulemaking Authority 381.986(5Xd) FS. Law Implemented 381.986(5)(b) FS. History—New

64-4.004 Revocation of Dispensing Organization Approval.

(1) The department shall revoke its approval of the Dispensing Organization if the Dispensing Organization does any of the following:

(a)                Cultivates low-THC cannabis before obtaining department authorization;

(b)                Knowingly dispenses Derivative Product to an individual other than a qualified patient or a qualified patient's legal representative without noticing the department and taking appropriate corrective action;

(2) The department may revoke its approval of the Dispensing Organization if any of the following failures impact the accessibility, availability, or safety of the Derivative Product and are not corrected within 30 calendar days after notification to the Dispensing Organization of the failure;

(a) Failure to comply with the requirements in Section 381.986, F.S., or this rule chapter;

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(b) Failure to implement the policies and_procedures or comply with the statements provided to the department with the original or renewal application

(3) The department may revoke its approval of the Dispensing Organization for failure to meet the following deadlines if failure is not corrected within 10 calendar days:

(a)  Failure to seek Cultivation Authorization within 75 calendar days of application approval: or

(b)  Failure to begin dispensing within 210 calendar days of the being granted the Cultivation Authorization requested in subsection 64-4.005(2), F.A.C.

Rulemaking Authority 381.986(5)(d) FS. Law Implemented 381.986(5)(b) FS. History—New

64-4.005 Inspection and Authorization Procedures.

(1)  Submission of an application for Dispensing Organization approval or renewal constitutes permission for entry by the department at any reasonable time during the approval or renewal process, into any Dispensing Organization facility to inspect any portion of the facility; review the records required pursuant to Section 381.986, F.S., or this chapter; and identify samples of any low-THC cannabis or Derivative Product for laboratory analysis, the results of which shall be forwarded to the department. All inspectors shall follow the Dispensing Organization's Visitation Protocol when conducting any inspection.

(2)  A Dispensing Organization must request Cultivation Authorization within 75 days of being notified that it has been approved as a region's Dispensing Organization. No less than 30 calendar days prior to the initial cultivation of low-THC cannabis, the Dispensing Organization shall notify the department that the Dispensing Organization is ready to begin cultivation, the Dispensing Organization is in compliance with Section 381.986, F.S., and this rule chapter and is seeking Cultivation Authorization. No low-THC cannabis plant source material may be present in any Dispensing Organization facility prior to Cultivation Authorization.

(3)  No less than 10 calendar days prior to the initial processing of low-THC cannabis, the Dispensing Organization shall notify department artment that the Di nsing Organization is ready to begin processing, the
Dispensing Organization is in compliance with Section 381.986, F.S., and this chapter, and is seeking Processing Authorization.

(4)  A Dispensing Organization must begin dispensing Derivative Product within 210 days of being granted Cultivation Authorization. No less than 10 calendar days prior to the initial dispensing of Derivative Product, the

Dispensing Organization shall notify the department that the Dispensing Organization is ready to begin dispensing. the Dispensing Organization is in compliance with Section 381.986, F.S., and this chapter, and is seeking Dispensing Authorization.

(5) If the department identifies a violation of Section 381.986, F.S., or this chapter during an inspection of a Dispensing

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Organization facility, the Dispensing Organization shall notify the department in writing, within 20 calendar days after the date of receipt of the written notice of violation, identifying the corrective action taken and the date of the correction.

Rulemaking Authority 381.986(5)(d) FS. Law Implemented 381.986(5)(b) FS. History—New

64-4.009 Compassionate Use Registry.

f I) Ordering physicians licensed under Chapter 458 or 459 F.S., meeting the educational requirements of Section 381.986(4), F.S., may access the Compassionate Use Registry using their existing MOA Services credentials.

(2) Other persons may request access to the Compassionate Use Registry by completing form DH8009-0CU2/2015, "Request for Access to the Compassionate Use Registry," herein incorporated by reference and available at http://www.flrules.org/Gateway/reference.asp?No=Ref-05459. Those requesting access must meet one of the following criteria:

(a)                Authorized employee of a Dispensing Organization;

(b)                Law enforcement official; or

(c)                Authorized employee of the department.

(3) Persons seeking to access to the registry shall have successfully completed a department-approved course in their responsibilities related to patient confidentiality and shall make documentation of completion available to the department upon request.

(4) Before dispensing any Derivative Product to a qualified registered patient or the patient's legal representative, the Dispensing Organization must verify that the patient has an active registration, the order presented matches the order contents as recorded by the physician in the registry, and the order has not already been dispensed.

(5) The Dispensing i zation shall enter a dispensing action into the registry immediately upon dispensing the Derivative Product to the qualified registered_patient or the patient's legal representative.

Rulemaking Authority 381.986(5)(d) FS. Law Implemented 381.986(5)(a); 837.06 FS. History—New

AMENDMENT TO•COMMERCIAL LEASE

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THIS AMENDMENT ("Amendment") is made as of this __________________ day of October, 2015, by and between 'G&R REALTY, LLC, ("Lessor"), and TROPIFLORA, LLC ("Lessee"), who hereby mutually covenant and agree as follows:

Whereas, Lessor and Lessee are parties to a Commercial Lease Agreement dated JUNE 28, 2015 ("Lease"), for 7216 215T STREET EAST, SARASOTA, FLORIDA 34243 and the parties agree to amend the Lease as follows:

1. Security Deposit, Prepaid Rent. Approval Period and Rent.

B.        Approval Period. Lessor shall use Prepaid Rent as payment for the first
FOUR (4) months of the Initial Term of this Lease ("Approval Period") while Lessee works to get necessary approvals for their business and use. During this Approval Period, Lessor agrees to provide Lessee with storage area in warehouse as detailed in "Exhibit B". Lessee agrees to provide Lessor with a list of items being stored in warehouse.

Term	Base Rent For Term	Sales Tax per Month (6.5%)	Total Rent per month (Gross)
July 1, 2015	$1,267.00	$82.39	$1,349.89
August 2015	$1,267.00	$82.39	$1,349.89
September 2015	$1,267.00	$82.39	$1,349.89
October 2015		__$1419._
Total Rent for Term	$5,068.00

C.          Lessee shall pay to Lessor for the premises the total rental consideration of Sixty-Two Thousand and Fifty-Six and 80/100ths Dollars ($62,056.80), which shall be paid in monthly rental installments (herein "Rent") during the Term hereof as follows:

Term	Base Rent For Tern,	Monthly BM Rent	Sales Tax per Month (B.5%)	Tow Rent per month (Gross)
Year 1: November 1, 2015 — October 31, 2016	$30,420.00	$2 535 00	$164.78	$2,699.78
Year 2: November 1, 2016 — October 31, 2017	$31,636.80	$2,636.40	$171.37	$2,807.77
	$62,056.80	Total Rent for Term

Upon execution of this Amendment, Lessee shall pay to Lessor One Thousand Three Hundred and Forty-Nine Dollars and 89/100th Dollars ($1,349.89) representing payment for holding property off the market for month of October 2015.

All other terms and conditions shall remain the same.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date first above

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written.

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SUMMIT EXECUTIVE CENTER
13575 58th Street North #200
Cle'arwater, FL 33760

FIFTH MODIFICATION TO SERVICES AGREEMENT BEGINNING MAY 21ST, 2014 BY AND BETWEEN MARIJ AGRICULTURAL, INC. ("CLIENT") AND SUMMIT EXECUTIVE CENTER (SUMMIT).

1.	Client has requested and Summit has agreed to extend the service agreement termination date for two additional months at no additional fee over existing monthly pricing.
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2.	The refundable retainer will not increase.
3.	The new termination date will be February 29th, 2016.
4.	All other terms and conditions of the original agreement will remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Services Agreement on this 24th day of December, 2015.